                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

                               ----------------

Check the appropriate box:

[X] Preliminary Proxy Statement           [_]Confidential, for Use of the
                                             Commission Only
                                             (as permitted by Rule 14a-
                                             6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           MICROSTRATEGY INCORPORATED
                (Name of Registrant as Specified In Its Charter)

                                      n/a
            ------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration Statement No.:

  3)Filing Party:

  4) Date Filed:

                                 [LETTERHEAD]


                                                                   May 25, 2001

Dear MicroStrategy Stockholder:

  You are cordially invited to our 2001 Annual Meeting of Stockholders on Thursday, June 21, 2001, beginning at 9:00 a.m., local time, at the Marriott Dulles Airport, 45020 Aviation Drive, Dulles, Virginia 20166. This will be MicroStrategy's third Annual Meeting of Stockholders since our initial public offering in June 1998.

  The enclosed notice of annual meeting sets forth the matters that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. The Board of Directors recommends that stockholders vote "FOR" these proposals.

  A reception for all stockholders will be held immediately following the meeting. We look forward to seeing you there.

                                          Very truly yours,

                                          Michael J. Saylor
                                          Chairman of the Board and Chief
                                           Executive Officer

                                    [LOGO]

                           1861 International Drive
                            McLean, Virginia 22102

                  Notice of Annual Meeting of Stockholders to
                      be Held on Thursday, June 21, 2001

  The Annual Meeting of Stockholders (the "Annual Meeting") of MicroStrategy Incorporated, a Delaware corporation (the "Company"), will be held at the Marriott Dulles Airport, 45020 Aviation Drive, Dulles, Virginia 20166 on Thursday, June 21, 2001 at 9:00 a.m., local time, to consider and act upon the following matters:

    1. To elect six (6) directors for the next year;

    2. To approve the Amended and Restated 1999 Stock Option Plan (the "1999 Plan") to increase the number of shares of Class A Common Stock reserved for issuance under the 1999 Plan from 11,000,000 to 23,500,000 shares;

    3. To approve the Amended and Restated 1997 Stock Option Plan for French Employees (the "1997 French Plan") to increase the number of shares of Class A Common Stock reserved for issuance under the 1997 French Plan from 600,000 to 800,000 shares;

    4. To approve the issuance of shares of Class A Common Stock upon conversion of shares of our Series A Convertible Preferred Stock and as dividends thereon;

    5. To approve the issuance of shares of Class A Common Stock (i) upon exchange of shares of Series A Convertible Preferred Stock and (ii) upon conversion of 530 shares of Series A Convertible Preferred Stock and shares of Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock to be issued in exchange for shares of Series A Convertible Preferred Stock (including shares of Class A Common Stock issuable in lieu of cash dividends thereon);

    6. To approve the issuance of shares of Class A Common Stock upon conversion of 7 1/2% Series A Unsecured Notes to be issued to class members pursuant to the settlement agreement among the Company, certain of the Company's officers and directors and plaintiffs' counsel, approved by the United States District Court for the Eastern District of Virginia on April 2, 2001;

    7. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors for the current fiscal year; and

    8. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  Stockholders of record at the close of business on May 17, 2001 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                          By Order of the Board of Directors,

                                          Sanju K. Bansal,
                                          Vice Chairman, Executive Vice
                                           President, Chief Operating Officer
                                           and Secretary

McLean, Virginia
May 25, 2001

  A STOCKHOLDER MAY OBTAIN AN ADMISSION TICKET TO THE MEETING BY IDENTIFYING HIMSELF OR HERSELF AT THE MEETING AS A STOCKHOLDER AS OF THE RECORD DATE. FOR A RECORD OWNER, POSSESSION OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. FOR A BENEFICIAL-BUT-NOT-OF-RECORD OWNER, A COPY OF A BROKER'S STATEMENT SHOWING SHARES HELD FOR HIS OR HER BENEFIT ON MAY 17, 2001 WILL BE ADEQUATE IDENTIFICATION.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                          MICROSTRATEGY INCORPORATED
                           1861 International Drive
                            McLean, Virginia 22102

            Proxy Statement for the Annual Meeting of Stockholders
                     to be Held on Thursday, June 21, 2001

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MicroStrategy Incorporated (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, June 21, 2001 at the Marriott Dulles Airport, 45020 Aviation Drive, Dulles, Virginia 20166 at 9:00 a.m., local time, and at any adjournment of the Annual Meeting. All executed proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

  On May 17, 2001, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"), there were
outstanding and entitled to vote an aggregate of     shares of Class A Common
Stock of the Company, par value $0.001 per share ("Class A Common Stock"), and
an aggregate of     shares of Class B Common Stock of the Company, par value
$0.001 per share ("Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"). Each share of Class A Common Stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting and each share of Class B Common Stock entitles the record holder thereof to ten votes on each of the matters to be voted on at the Annual Meeting.

  The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000 ("Fiscal Year 2000") is being mailed to stockholders, along with these proxy materials, on or about May 25, 2001.

  A copy of the Company's Annual Report on Form 10-K for Fiscal Year 2000, as filed with the Securities and Exchange Commission (the "SEC"), except for exhibits, will be furnished without charge to any stockholder upon written request to the Secretary of the Company, MicroStrategy Incorporated, 8000 Towers Crescent Drive, Vienna, Virginia 22182.

Votes Required

  The holders of a majority of the votes entitled to be cast by the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

  The affirmative vote of the holders of a plurality of the votes cast by the holders of Common Stock voting on the matter is required for the election of directors. For each other item voted upon at the Annual Meeting, the affirmative vote of a majority of the votes cast by the holders of Common Stock voting on the matter is required for approval.

  Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters to come before the annual meeting.

        Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth, as of February 28, 2001 unless otherwise indicated, the beneficial ownership of the Common Stock of the Company, by (i) each person known by the Company to beneficially own more than 5% of any class of the Company's Common Stock, (ii) each director or nominee for director,
(iii) each of the executive officers (or former executive officers) named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and (iv) all directors and executive officers as a group:

                                             Number of Shares   Percentage of
                                               Beneficially         Class
Beneficial Owner(1)                            Owned(2)(3)    Outstanding(3)(4)
-------------------                          ---------------- -----------------
Michael J. Saylor(5).......................     43,534,865          53.4
Sanju K. Bansal(6).........................      8,698,958          10.7
Eric F. Brown(7)...........................        100,000             *
Jonathan F. Klein(8).......................         68,946             *
Stephen S. Trundle(9)......................        452,878             *
Eric D. Driscoll(10).......................         17,274             *
Joseph P. Payne(11)........................         30,936             *
Frank A. Ingari(12)........................         45,000             *
Jonathan J. Ledecky(13)....................         38,000             *
Ralph S. Terkowitz(14).....................         38,000             *
John W. Sidgmore(15).......................         18,000             *
Thomas P. Spahr(16)........................      1,582,242           2.0
Capital Group International, Inc.(17)......      1,626,900           2.0
Citadel Investment Group, L.L.C.(18).......      2,664,845           3.3
John Hancock Financial Services, Inc.(19)..      1,549,000           1.9
Nevis Capital(20)..........................      2,474,850           3.1
All executive officers and directors as a
 group (9 persons)(2)......................     52,944,647          64.8

--------
  *  Less than 1%
 (1) Each person named above (except as otherwise indicated in the footnotes below) has an address in care of MicroStrategy Incorporated, 8000 Towers Crescent Drive, Vienna, Virginia 22182.
 (2) The shares of the Company listed in this table are shares of Class B Common Stock, unless otherwise indicated or set forth in the footnotes to this table. Shares held by the directors and executive officers as a group include options to purchase 363,300 shares of Class A Common Stock of the Company that are exercisable within 60 days after February 28, 2001.
 (3) The inclusion of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. In accordance with the rules of the SEC, each stockholder is deemed to beneficially own any shares subject to stock options that are currently exercisable or exercisable within 60 days after February 28, 2001, and any reference below to shares subject to outstanding stock options held by the person in question refers only to such stock options.
 (4) Number of shares deemed outstanding as of February 28, 2001 includes (i) 30,313,030 shares of the Company's Class A Common Stock and (ii) 51,165,624 shares of the Company's Class B Common Stock, plus any shares of the Company's Common Stock subject to outstanding stock options exercisable by the person in question within 60 days after February 28, 2001.
 (5) Mr. Saylor's holdings of the Company's Common Stock consist of (i) 39,257,110 shares of the Class B Common Stock held beneficially by Mr. Saylor as a result of his beneficial ownership in Alcantara LLC, 400,000 shares of Class B Common Stock held in trust (an aggregate of approximately 77.5% of the Class B Common Stock outstanding), and (ii) 3,030,000 shares of the Company's Class A Common Stock held beneficially by Mr. Saylor as a result of his beneficial ownership in Alcantara LLC, 535,155 shares of the Company's Class A Common Stock held in his own name and 312,600 shares of the Company's Class A Common Stock held beneficially by Mr. Saylor in a foundation (an aggregate of approximately 12.8% of the Class A Common Stock outstanding).

 (6) Mr. Bansal's holdings of Common Stock consist of (i) 8,059,681 shares of Class B Common Stock held beneficially by Mr. Bansal as a result of his beneficial ownership in Shangri-La LLC, 439,046 shares of Class B Common Stock held in trust, 16,954 shares of Class B Common Stock held in his own name (an aggregate of approximately 16.6% of the Class B Common
      Stock outstanding), and (ii) 19,000 shares of the Company's Class A
      Common Stock held beneficially by Mr. Bansal as a result of his beneficial ownership in Shangri-La LLC, 106,277 shares of the Company's Class A Common Stock held in his own name and 58,000 shares of Class A Common Stock held beneficially by Mr. Bansal in a foundation (an aggregate of approximately 0.6% of the Class A Common Stock outstanding).
 (7) Mr. Brown's holdings of the Common Stock consist of options exercisable within 60 days after February 28, 2001 for 100,000 shares of the Company's Class A Common Stock.
 (8) Mr. Klein's holdings of Common Stock consist of 42,646 shares of the Company's Class A Common Stock and options exercisable within 60 days after February 28, 2001 for 26,300 shares of the Company's Class A
      Common Stock.
 (9) Mr. Trundle's holdings of Common Stock consist of 230,878 shares of the Company's Class A Common Stock, 100,000 Shares of Class B Common Stock (approximately 0.002% of the Class B common stock outstanding), and options exercisable within 60 days after February 28, 2001 for 122,000 shares of the Company's Class A Common Stock.
(10) Mr. Driscoll's holdings of Common Stock consist of 15,274 shares of the Company's Class A Common Stock and options exercisable within 60 days after February 28, 2001 for 2,000 shares of the Company's Class A Common Stock.
(11) Mr. Payne's holdings of Common Stock consist of 936 shares of the Company's Class A Common Stock and options exercisable within 60 days after February 28, 2001 for 30,000 shares of the Company's Class A
      Common Stock.
(12) Mr. Ingari's holdings of Common Stock consist of 20,000 shares of the Company's Class A Common Stock and options exercisable within 60 days after February 28, 2001 for 25,000 shares of the Company's Class A
      Common Stock.
(13) Mr. Ledecky's holdings of Common Stock consist of 2,000 shares of the Company's Class A Common Stock and options exercisable within 60 days after February 28, 2001 for 36,000 shares of the Company's Class A
      Common Stock.
(14) Mr. Terkowitz's holdings of Common Stock consist of 2,000 shares of the Company's Class A Common Stock held beneficially by Mr. Terkowitz in trust and options exercisable within 60 days after February 28, 2001 for 36,000 shares of the Company's Class A Common Stock.
(15) Mr. Sidgmore was elected as a director on February 16, 2000. Mr. Sidgmore's holdings of Common Stock consist of options exercisable within 60 days after February 28, 2001 for 18,000 shares of the Company's Class A Common Stock.
(16) Mr. Spahr's holdings of Common Stock consist of 1,364,000 shares of Class B Common Stock (approximately 2.7% of the Class B Common Stock outstanding), 139,000 shares of the Company's Class A Common Stock in his own name, 50,000 shares of the Company's Class A Common Stock held beneficially by Mr. Spahr in trust, 19,000 shares of the Company's Class
      A Common Stock held beneficially by Mr. Spahr in a foundation and options exercisable within 60 days after February 28, 2001 for 10,242 shares of the Company's Class A Common Stock.
(17) Information regarding the number of shares of Common Stock beneficially owned by Capital Group International, Inc. includes shares beneficially owned by a wholly-owned subsidiary, Capital Guardian Trust Company, and is based on the most recent Schedule 13G of such entities received by the Company, which reported such ownership as of December 29, 2000. All shares beneficially held by Capital Group International consist of the Company's Class A Common Stock (approximately 5.7% of the Class A Common Stock outstanding as of December 29, 2000). The address of Capital Group International, Inc. is 11100 Santa Monica Boulevard, Los Angeles, California 90025.
(18) Information regarding the number of shares of Common Stock beneficially owned by Citadel Investment Group, L.L.C. includes shares beneficially owned by affiliates Citadel Limited Partnership, GLB Partners, L.P., Wellington Partners Limited Partnership, Kensington Global Strategies Fund, Ltd., Wingate Capital Ltd., Fisher Capital Ltd. and Kenneth
      Griffin, and is based on the most recent Schedule 13G of such entities and individual received by the Company, which reported such ownership as of December 31, 2000. All shares beneficially held by such entities and individual consist of the Company's Class A Common Stock (approximately 8.8% of the Class A Common Stock outstanding as of December 31, 2000). The address of Citadel Investment Group, L.L.C. is 225 W. Washington, 9th Floor, Chicago, Illinois 60606.
(19) Information regarding the number of shares of Common Stock beneficially owned by John Hancock Financial Services, Inc. includes shares beneficially owned by affiliates John Hancock Life Insurance Company,
      John Hancock Subsidiaries, Inc., The Berkeley Financial Group, Inc. and John Hancock Advisers, Inc., and is based on the most recent Schedule
      13G of such entities received by the Company, which reported such ownership as of December 31, 2000. All shares beneficially held by such entities and individual consist of the Company's Class A Common Stock (approximately 5.4% of the Class A Common Stock outstanding as of
      December 31, 2000). The address of John Hancock Financial Services, Inc. is John Hancock Place, P.O. Box 111, Boston, Massachusetts 02117.
(20) Information regarding the number of shares of Common Stock beneficially owned by Nevis Capital includes shares beneficially owned by Jon C.
      Baker and David R. Wilmerding, III, and is based on the most recent
      Schedule 13G of such entities received by the Company, which reported such ownership as of December 31, 2000. All shares beneficially held by such entities consist of the Company's Class A Common Stock
      (approximately 8.6% of the Class A Common Stock outstanding as of
      December 31, 2000). The address of Nevis Capital is 1119 St. Paul
      Street, Baltimore, Maryland 21202.

Executive Officers of the Company

  The Company's executive officers and their ages and positions as of April 20, 2001 are as follows:

   Name                  Age                                Title
   ----                  ---                                -----
Michael J. Saylor.......  36 Chairman and Chief Executive Officer
Sanju K. Bansal.........  35 Vice Chairman, Executive Vice President and Chief Operating Officer
Eric F. Brown...........  35 President and Chief Financial Officer
Jonathan F. Klein.......  34 Vice President, Law and General Counsel
Jeffrey A. Bedell.......  32 Vice President, Technology and Chief Technology Officer

  Set forth below is certain information regarding the professional experience of each of the above-named persons.

  Michael J. Saylor has served as chief executive officer and chairman of the board of directors since founding MicroStrategy in November 1989, and as president from November 1989 to November 2000. Prior to that, Mr. Saylor was employed by E.I. du Pont de Nemours & Company as a Venture Manager from 1988 to 1989 and by Federal Group, Inc. as a consultant from 1987 to 1988. Mr. Saylor received an S.B. in Aeronautics and Astronautics and an S.B. in Science, Technology and Society from the Massachusetts Institute of Technology.

  Sanju K. Bansal has served as executive vice president and chief operating officer since 1993 and was previously vice president, consulting since joining MicroStrategy in 1990. He has been a member of the board of directors of MicroStrategy since September 1997 and has served as vice chairman since November 2000. Prior to joining MicroStrategy, Mr. Bansal was a consultant at Booz Allen & Hamilton, a worldwide technical and management-consulting firm, from 1987 to 1990. Mr. Bansal received an S.B. in Electrical Engineering from the Massachusetts Institute of Technology and an M.S. in Computer Science from The Johns Hopkins University.

  Eric F. Brown has served as president since November 2000 and chief financial officer since August 2000. Mr. Brown originally joined the Company as chief financial officer of the Strategy.com subsidiary in February 2000. Prior to that, Mr. Brown served as division chief financial officer and then chief operating officer of Electronic Arts from October 1998 until February 2000. Prior to that, Mr. Brown was co-founder and chief financial officer of DataSage, Inc. from 1995 until October 1998. Mr. Brown also held several senior financial positions with Grand Metropolitan from 1990 until 1995. Mr. Brown received his M.B.A. from the Sloan School of Management of Massachusetts Institute of Technology and a B.S. in Chemistry from the Massachusetts Institute of Technology.

  Jonathan F. Klein has served as vice president, law and general counsel since November 1998 and as corporate counsel from June 1997 to November 1998. From September 1993 to June 1997, Mr. Klein was an appellate litigator with the United States Department of Justice. Mr. Klein received a B.A. in Economics from Amherst College and a J.D. from Harvard Law School.

  Jeffrey A. Bedell has served as vice president, technology and chief technology officer since April 2001 and was previously vice president, platform technology since December 1999. From December 1992 to December 1999, Mr. Bedell served as senior program manager and director of technology programs with MicroStrategy. Mr. Bedell received a B.A. in Religion from Dartmouth College.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The persons named in the enclosed proxy will vote to elect as directors the six nominees named below, all of whom are presently directors of the Company, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. Each director will be elected to hold office until the next annual meeting of stockholders (subject to the election and qualification of his successor or to his earlier death, resignation or removal).

Nominees

  Set forth below, for each nominee, are his name and age, his positions with the Company, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the
Company:

  Michael J. Saylor (36) has served as chief executive officer and chairman of the board of directors since founding MicroStrategy in November 1989, and as president from November 1989 to November 2000. Prior to that, Mr. Saylor was employed by E.I. du Pont de Nemours & Company as a Venture Manager from 1988 to 1989 and by Federal Group, Inc. as a consultant from 1987 to 1988. Mr. Saylor received an S.B. in Aeronautics and Astronautics and an S.B. in Science, Technology and Society from the Massachusetts Institute of Technology.

  Sanju K. Bansal (35) has served as executive vice president and chief operating officer since 1993 and was previously vice president, consulting since joining MicroStrategy in 1990. He has been a member of the board of directors of MicroStrategy since September 1997 and has served as vice chairman since November 2000. Prior to joining MicroStrategy, Mr. Bansal was a consultant at Booz Allen & Hamilton, a worldwide technical and management-consulting firm, from 1987 to 1990. Mr. Bansal received an S.B. in Electrical Engineering from the Massachusetts Institute of Technology and an M.S. in Computer Science from The Johns Hopkins University.

  Frank A. Ingari (51) has been a member of the board of directors of MicroStrategy since October 1997. Mr. Ingari founded Wheelhouse Corporation, a marketing infrastructure services provider, in April 1999 and served as its chief executive officer from April 1999 until May 2000 and as its chairman of the board from April 1999 until the present. Prior to Wheelhouse, Mr. Ingari founded Growth Ally, LLC, a start-up consultancy dedicated to helping pre-public technology companies accelerate their development, and served as its president from November 1997 until April 1999. Mr. Ingari was chairman and chief executive officer of Shiva Corporation from 1993 to 1997. Prior to joining Shiva Corporation, Mr. Ingari was vice president of worldwide marketing at Lotus Development Corporation. Mr. Ingari received a B.A. in Creative Writing and U.S. Foreign Relations from Cornell University.

  Jonathan J. Ledecky (43) has been a member of the board of directors of MicroStrategy since June 1998. Mr. Ledecky is currently vice chairman of Lincoln Holdings LLC, which owns the Washington Capitals, the Washington Wizards and the Washington Mystics sports teams, and has served in this position since July 1999. Mr. Ledecky founded U.S. Office Products Company in October 1994 and served as its chairman of the board and chief executive officer from inception through November 1997 and thereafter as a director until May 1998. In February 1997, Mr. Ledecky founded Building One Services Corp., now Encompass Services Corporation, and served as its chairman until February 2000 and chief executive officer until June 1999. Mr. Ledecky is also a director of publicly traded School Specialty, Inc.

  John W. Sidgmore (49) has been a member of the board of directors of MicroStrategy since February 2000. Mr. Sidgmore is currently the chief operating officer and vice chairman of WorldCom, Inc., a provider of long distance, Internet and telecommunications services, where he has served in such positions since December 1996. Mr. Sidgmore was the president and chief executive officer of UUNET Technologies, Inc., a provider of worldwide Internet services, from June 1994 until December 1996. Prior to joining UUNET, Mr. Sidgmore was president and chief executive officer of Intelicom Solutions, now CSC Intelicom, a telecommunications software company. Mr. Sidgmore is also a member of the board of directors of WorldCom.

  Ralph S. Terkowitz (50) has been a member of the board of directors of MicroStrategy since September 1997. Mr. Terkowitz is vice president, technology for the Washington Post Company, a position he has held since 1992. Until February 1996, Mr. Terkowitz was chief executive officer, president and publisher of Digital Ink, an Internet publishing venture that launched, among other ventures, WashingtonPost.com and PoliticsNow. In 1998, he was co-chief executive officer of HireSystems and instrumental in the formation of BrassRing.com. Mr. Terkowitz is a director of BigStep.com, OutTask and Moai. Mr. Terkowitz received an A.B. in Chemistry from Cornell University and an M.S. in Chemical Physics from the University of California, Berkeley.

Involvement in Certain Legal Proceedings

  On December 14, 2000, Mr. Saylor and Mr. Bansal each entered into a settlement with the SEC in connection with the Company's restatement of its financial results for 1999, 1998 and 1997. In the settlement, each of Mr. Saylor and Mr. Bansal consented, without admitting or denying the allegations in the SEC's complaint, to the entry of a judgment enjoining him from violating the antifraud and recordkeeping provisions of the federal securities laws and ordering him to pay a civil penalty and disgorge certain profits.

Board and Committee Meetings

  The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent auditors and the Board. The Audit Committee met ten times during Fiscal Year 2000. The current Audit Committee members are Mr. Ingari (Chairman) and Mr. Terkowitz.

  The Company has a standing Compensation Committee of the Board of Directors, which makes compensation decisions regarding the officers of the Company and provides recommendations to the Board regarding compensation programs of the Company. The Compensation Committee met once during Fiscal Year 2000. The current members of the Compensation Committee are Mr. Terkowitz (Chairman) and Mr. Ingari.

  The Board of Directors met thirteen times during Fiscal Year 2000. Each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Class A Common Stock to file with the SEC initial reports of ownership of the Company's Class A Common Stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and holders of 10% of the Company's Class A Common Stock are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the Company's records, all Section 16(a) filing requirements were satisfied with respect to the fiscal year ended 2000 except that (i) one Form 4 that was timely filed by Michael J. Saylor to report a series of gift transactions included four share conversions by Michael J. Saylor that were reportable in two prior months in connection with those gift transactions, and
(ii) one Form 4 filed by Stephen S. Trundle included a sale of shares by his spouse that was inadvertently omitted from a prior reporting period.

Directors' Compensation

  Directors do not receive any fees or other cash compensation for serving on the Company's Board of Directors or any committee thereof. Directors of the Company who are not employees of the Company or any subsidiary ("Outside Directors") are entitled to receive options to purchase shares of the Company's Class A Common Stock.

  In 2000, options for 30,000 shares of Class A Common Stock were granted to Outside Directors under the 1997 Director Option Plan. Subsequent to 2000, the Company will grant options to Outside Directors under the 1999 Stock Option Plan. Pursuant to this plan, Outside Directors are granted options on the following terms: (i) each Outside Director of the Company is granted an option to purchase 100,000 shares of Class A Common Stock upon his or her initial election or appointment to the Board of Directors ("First Options") and (ii) each Outside Director is granted an option to purchase 30,000 shares of Class A Common Stock of the Company on the day immediately following each annual meeting of stockholders ("Subsequent Options"). Each option granted to an Outside Director under the 1999 Stock Option Plan has an exercise price equal to the last reported sale price of the Company's Class A Common Stock as reported on the Nasdaq National Market for the most recent trading day prior to the date of grant. First Options granted under the 1999 Stock Option Plan become exercisable in equal annual installments over a five-year period and Subsequent Options are exercisable in full upon grant. In the event of a merger of the Company with or into another corporation or another qualifying acquisition event, each option will be assumed or an equivalent option will be substituted by the successor corporation. If the successor corporation does not assume outstanding options or such options are not otherwise exchanged, the exercisability of all outstanding options will accelerate.

                            Executive Compensation

  The compensation information set forth below relates to compensation paid by the Company to its Chief Executive Officer, the Company's four other most highly compensated executive officers who were serving as executive officers of the Company as of December 31, 2000, and the two other most highly compensated executive officers who served as executive officers during the Fiscal Year 2000, but who were not serving as executive officers at the end of Fiscal Year 2000 (collectively, the "Named Executive Officers").

  Option awards relating to the Class A Common Stock of Strategy.com Incorporated, a majority-owned subsidiary of the Company ("Strategy.com"), are designated in the tables set forth below by the term "SDC." Unless so designated, all option information set forth below refers to option awards relating to the Class A Common Stock of the Company.

  The following table sets forth certain information concerning the compensation of the Named Executive Officers for each of the last three fiscal years:

                          SUMMARY COMPENSATION TABLE

                                                                 Long-Term
                                                                Compensation
                                       Annual Compensation         Awards
                                  ----------------------------- ------------
                                                                 Number of
                                                                   Shares
Name and Principal         Fiscal                  Other Annual  Underlying
Position                    Year   Salary   Bonus  Compensation   Options
------------------         ------ -------- ------- ------------ ------------
Michael J. Saylor........   2000  $150,000 $   --        --           --
Chairman of the Board and
 Chief Executive Officer    1999   150,000  50,000       --           --
                            1998   127,500     --        --           --

Sanju K. Bansal..........   2000   115,000     --        --           --
Vice Chairman of the
 Board, Executive Vice      1999   115,000  40,000       --           --
 President, Chief
  Operating Officer and
  Director                  1998   115,000     --        --           --

Eric F. Brown(1).........   2000   131,250  10,000    96,962(2)   500,000
President and Chief
 Financial Officer                                                100,000 (SDC)
                            1999       --      --        --           --
                            1998       --      --        --           --

Jonathan F. Klein........   2000   135,417  60,000       --        75,000
Vice President, Law and
 General Counsel                                                   75,000 (SDC)
                            1999   115,000  30,000       --        30,000
                            1998    91,500  15,000       --        80,500

Stephen S. Trundle(3)....   2000   125,000     --        --       125,000
Vice President,
 Technology and Chief
 Technology                                                       150,000 (SDC)
 Officer                    1999   125,000     --        --       100,000
                            1998   115,000  20,000       --           --

Eric D. Driscoll(4)......   2000   153,750  72,365       --       125,661
Vice President, Corporate
 Development                                                       50,000 (SDC)
                            1999       --      --        --        10,000
                            1998       --      --        --           --

Joseph P. Payne(5).......   2000   175,000  75,000       --        75,000
Vice President, Marketing
 and Chief Marketing                                               50,000 (SDC)
 Officer                    1999   121,307  15,000       --       250,000
                            1998       --      --        --           --

--------
(1) Mr. Brown joined the Company in February 2000 as Chief Financial Officer of Strategy.com, a business unit of the Company at the time, and became Chief Financial Officer and President of the Company on August 1, 2000 and November 14, 2000, respectively. Accordingly, the 2000 information for Mr. Brown is for the period from February 2000 to December 31, 2000, and there is no information for 1999 and 1998.
(2)  This amount represents relocation expenses paid by the Company.
(3)  Mr. Trundle resigned from the Company on April 10, 2001.
(4) Mr. Driscoll became the Company's Vice President, Corporate Development in June 2000. From March 1999 until June 2000, Mr. Driscoll was Vice President, Americas Consulting and from October 1998 until March 1999 was Director, North American Consulting. The information in the table for Mr. Driscoll reflects the aggregate compensation received during 2000 as an employee of MicroStrategy Services Corporation and as an employee of the Company. Mr. Driscoll did not serve as an executive officer of the Company during 1999 or 1998.
(5) Mr. Payne joined the Company in April 1999 as Vice President, Marketing and Chief Marketing Officer. Accordingly, the 1999 information for Mr. Payne is for the period from April 22, 1999 to December 31, 1999, and there is no information for 1998. Mr. Payne resigned from the Company on February 28, 2001.

Option Grants Table

  The following table contains information concerning grants of stock options made to each of the Named Executive Officers during Fiscal Year 2000:

                       Option Grants in Last Fiscal Year
                               Individual Grants

                                                                          Potential Realizable
                          Number of                                         Value at Assumed
                          Shares of                                         Annual Rates of
                           Class A         % of                                  Stock
                         Common Stock  Total Options                       Price Appreciation
                          Underlying    Granted to   Exercise              for Option Term(3)
                           Options       Employees   Price Per Expiration --------------------
Name                      Granted(1)      in 2000    Share(2)     Date       5%        10%
----                     ------------  ------------- --------- ---------- --------- ----------
Michael J. Saylor.......     --              -- %     $  --           --  $     --  $      --

Sanju K. Bansal.........     --              --          --           --        --         --

Eric F. Brown........... 500,000           6.504      21.000    8/21/2010 6,603,394 16,734,296
                         100,000 (SDC)     2.124       2.750   12/20/2010   172,946    438,279

Jonathan F. Klein....... 50,000            0.650      23.625    9/27/2010   742,882  1,882,608
                         25,000            0.325      21.500   10/17/2010   338,031    856,637
                         75,000 (SDC)      1.593       2.750   12/20/2010   129,710    328,709

Stephen S. Trundle...... 50,000            0.650      44.125    6/09/2010 1,387,499  3,516,194
                         75,000            0.976      21.500   10/17/2010 1,014,093  2,569,910
                         150,000 (SDC)     3.186       2.750   12/20/2010   259,419    657,419

Eric D. Driscoll........ 661               0.009      17.938    5/30/2010     7,457     18,897
                         75,000            0.976      39.313    6/16/2010 1,854,280  4,699,110
                         50,000            0.650      21.500   10/17/2010   676,062  1,713,273
                         50,000 (SDC)      1.062       2.750   12/20/2010    86,473    219,140

Joseph P. Payne......... 50,000            0.650      23.625    9/27/2010   742,882  1,882,608
                         25,000            0.325      21.500   10/17/2010   338,031    856,637
                         50,000 (SDC)      1.062       2.750   12/20/2010    86,473    219,140

--------
(1) These options generally vest over a five-year period and expire on the tenth anniversary of the date of grant. SDC options, irrespective of vesting, are not exercisable until the earlier of an underwritten initial public offering of SDC or the closing of an acquisition transaction resulting in a change of control of SDC.
(2) The exercise price of options of the Company or SDC may be paid in cash or in shares of Class A Common Stock of the Company or SDC, as the case may be, valued at fair market value on the exercise date. All stock options were granted with an exercise price equal to the fair market value of such stock as determined by the Board of Directors of the Company or SDC, as applicable, on the grant date.
(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Class A Common Stock of the Company or of SDC, as the case may be, on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

Option Exercises and Holdings

  The following table sets forth information concerning each exercise of a stock option during Fiscal Year 2000 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                    Number of Shares of
                                                    Class A Common Stock      Value of Unexercised
                          Number of                Underlying Unexercised     In-the-Money Options
                           Shares                Options at Fiscal Year-End   at Fiscal Year-End(2)
                          Acquired      Value    -------------------------- -------------------------
Name                     on Exercise Realized(1) Exercisable/Unexercisable  Exercisable/Unexercisable
----                     ----------- ----------- -------------------------- -------------------------
Michael J. Saylor.......       --    $      --          --/--                     $   --/$--

Sanju K. Bansal.........       --           --          --/--                         --/--

Eric F. Brown...........       --           --           0/500,000                    --/--
                                                         0/100,000 (SDC)              --/--

Jonathan F. Klein.......    20,000    2,049,000     10,200/155,300                35,270/429,905
                                                         0/75,000 (SDC)               --/--

Stephen S. Trundle......   100,000   16,025,000     81,600/245,400               569,800 373,700
                                                         0/150,000 (SDC)              --/--

Eric D. Driscoll........    10,000      318,750      2,000/153,661                     0/170,000
                                                         0/50,000 (SDC)               --/--

Joseph P. Payne.........    20,000      380,000     30,000/275,000                18,750/125,000
                                                         0/50,000 (SDC)               --/--

--------
(1) Represents the difference between the exercise price and the fair market value of the Class A Common Stock of the Company on the date of exercise.
(2) Value of unexercised options is determined by subtracting the exercise price per share from the fair market value per share for the underlying shares as of December 31, 2000, multiplied by the number of shares underlying the options. The fair market value of the Company's Class A Common Stock is based upon the last reported sale price as reported on the Nasdaq National Market on December 31, 2000 ($9.50 per share). No public market for the shares underlying the SDC options existed as of December 31, 2000, and accordingly no value in excess of the exercise price has been attributed to these options.

Employment Agreements

  Employees of the Company, including the Company's executive officers, are generally required to enter into confidentiality agreements prohibiting the employees from disclosing any confidential or proprietary information of the Company. In addition, the agreements generally provide that upon termination, an employee will not work for a competitor and will not solicit Company customers and employees for a period of one year. At the time of commencement of employment, the Company's employees also generally sign offer letters specifying certain basic terms and conditions of employment. Otherwise, employees of the Company are not subject to written employment agreements.

Certain Relationships and Related Transactions

  Michael J. Saylor and Sanju K. Bansal were named as defendants in a class action lawsuit and shareholder derivative action and were subjects of an SEC investigation, discussed under "Involvement in Certain Legal Proceedings" above, relating to the restatement of the Company's financial results for 1999, 1998 and 1997. Mr. Saylor and Mr. Bansal each retained separate legal counsel to defend their individual interests in these legal proceedings. Using a portion of the proceeds that the Company received from insurance in connection with those proceedings, the Company paid the legal fees of such separate counsel in the amounts of $1,009,360 and $334,553 on behalf of Mr. Saylor and Mr. Bansal, respectively, during 2000.

                            AUDIT COMMITTEE REPORT

  The Audit Committee of the Company's Board of Directors is composed of two members, Messrs. Ingari and Terkowitz, and acts under a written charter first adopted and approved on September 15, 1997 and amended on July 3, 2000. A copy of this charter is attached to this proxy statement as Appendix A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market.

  The Audit Committee reviewed the Company's audited financial statements for Fiscal Year 2000 and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent auditors, the following:

  . the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

  . the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

  . changes in the Company's accounting practices, principles, controls or methodologies;

  . significant developments or changes in accounting rules applicable to the Company; and

  . the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

  The Audit Committee and management have discussed the Company's internal audit approach; the relationship among the Internal Audit Director, the Audit Committee and management; and the Audit Committee's support for internal audit personnel. In addition, through periodic meetings during 2000 and the first quarter of 2001, the Audit Committee discussed the following significant items with management and the Company's independent auditors: material revenue contracts, financing transactions, the restatement of prior period financial results, the Company's restructuring during 2000, development of comprehensive accounting and contracts policy and procedure manuals, and development of an annual internal audit plan in connection with the hiring of an Internal Audit Director.

  Management represented to the Audit Committee that the Company's financial statements had been prepared in accordance with accounting principles generally accepted in the United States of America.

  The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

  .  methods to account for significant unusual transactions;

  . the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  . the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  . disagreements, if any, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

  The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors to disclose annually in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the Company, which are referred to below under the caption "Independent Auditors Fees and Other Matters", is compatible with maintaining such auditors' independence.

  Based on its discussions with management and the Company's independent auditors as well as its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

By the Audit Committee of the Board of Directors of MicroStrategy
Incorporated.

                                          Frank A. Ingari (Chairman)
                                          Ralph S. Terkowitz

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  This report addresses the compensation policies of the Company applicable to its executive officers during Fiscal Year 2000. The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is comprised of two non-employee directors. The Committee is responsible for determining the compensation package of each executive officer, including the Chief Executive Officer.

Executive Compensation Policy

  The objectives of the Committee in determining executive compensation are
(i) to recognize and reward exceptional performance by the Company's executives, (ii) to provide incentives for high levels of current and future performance, and (iii) to align the objectives and rewards of Company executives with those of the stockholders of the Company. The Committee believes that an executive compensation program that achieves these objectives will not only properly motivate and compensate the Company's current officers, but will enable the Company to attract other officers that may be needed by the Company in the future. The executive compensation program is implemented through three principal elements--base salary, bonus and stock option grants.

Executive Officer Compensation

  In setting base salaries for Fiscal Year 2000, the Committee used a subjective evaluation process considering the performance of the Company, the officer's position, level and scope of responsibility, as well as the recommendations of management with respect to base salary for such executive officer. The Committee also generally sought to set salaries at levels that, in the opinion of the members of the Committee, approximate the salary levels for executives of companies that are comparable to the Company, except in the case of the Chief Executive Officer as described below.

  Bonuses are awarded principally on the basis of the Company's performance during the period and on the Committee's assessment of the extent to which the executive officer contributed to the overall performance of the Company or a particular department of the Company for a specific period. In awarding performance-based bonuses for Fiscal Year 2000, the Committee sought to set such bonuses at a level that would provide executive officers eligible to receive such bonuses with a strong incentive to contribute to the success and profitability of the Company. During Fiscal Year 2000, a total of $217,365 was paid in bonuses to seven executive officers of the Company.

  In a further attempt to link compensation to the long-term performance of the Company, stock options to purchase Class A Common Stock of the Company and Class A Common Stock of Strategy.com Incorporated, a majority-owned subsidiary of the Company, were awarded to certain executive officers. In Fiscal Year 2000, option awards were made based principally on the recommendations of management. All of the options to purchase Class A Common Stock of the Company were granted under the 1999 Stock Option Plan in Fiscal Year 2000 with an exercise price that was equal to the fair market value of the Class A Common Stock on the option grant date. All of the options to purchase Class A Common Stock of Strategy.com were granted under the 2000 Stock Option Plan of Strategy.com with an exercise price equal to the fair market value of the Class A Common Stock on the option grant date as determined by the board of directors of Strategy.com. Generally, the options granted to executive officers under the 1999 Stock Option Plan and the Strategy.com 2000 Stock Option Plan vest ratably over a four to five-year period; provided, however, that Strategy.com options, irrespective of vesting, are not exercisable until the earlier of an underwritten initial public offering of Strategy.com or the closing of an acquisition transaction resulting in a change of control of Strategy.com. During Fiscal Year 2000, options to purchase an aggregate of 900,661 shares of the Company's Class A Common Stock and 425,000 shares of Strategy.com's Class A Common Stock were granted to seven executive officers of the Company.

Chief Executive Officer Compensation

  The Committee believes that the base salary and bonus paid to Mr. Saylor in Fiscal Year 2000 were justified in light of the significant and material contributions of Mr. Saylor to the day-to-day business operations of the

Company and to the implementation of several strategic initiatives, including completion of additional Company financing transactions, a corporate restructuring to better align the Company's costs with its revenues, an equity financing of Strategy.com in 2000 and the roll out of the MicroStrategy 7 software platform. The Committee did not make any stock option or other stock-based incentive awards to Mr. Saylor during Fiscal Year 2000. In the view of the Committee, Mr. Saylor's base salary and bonus are below the base salary and bonuses generally awarded by comparable companies to their chief executive officers. The Committee determined that, given Mr. Saylor's substantial beneficial ownership of the Company's Common Stock, his long-term interests in the performance and profitability of the Company are aligned with those of other stockholders and, accordingly, no additional financial or stock-based incentives were warranted.

Section 162(m) of the Internal Revenue Code

  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee takes into account, to the extent it believes appropriate, the limitations on the deductibility of executive compensation imposed by Section 162(m) in determining compensation levels and practices.

By the Compensation Committee of the Board of Directors of MicroStrategy Incorporated.

                                          Ralph S. Terkowitz (Chairman)
                                          Frank A. Ingari

                            STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the Class A Common Stock of the Company from June 11, 1998 (the date the Company's shares of Class A Common Stock were first offered to the public) to December 31, 2000 (the end of Fiscal Year 2000) with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq National Market (U.S. Companies) (the "Nasdaq Index") and (ii) a peer group of companies consisting of Business Objects, Cognos, Inc., Brio Technology, Inc. and Actuate Software Corporation (the "Peer Index"). This graph assumes the investment of $100.00 on June 11, 1998 in the Company's Class A Common Stock, the Nasdaq Index and the Peer Index, and assumes any dividends are reinvested. Measurement points are June 11, 1998, December 31, 1998, December 31, 1999 and December 31, 2000.

                                  [GRAPH]

                    Comparison of Cumulative Total Return
                     Assumes Initial Investment of $100

                              6/11/98     12/31/98     12/31/99     12/31/00

MicroStrategy Incorporated     $100        $262.50    $1,750.00      $158.34
Nadaq Index                    $100        $125.00    $  233.17      $140.29
Peer Index                     $100        $116.55    $  327.06      $235.86

                                  PROPOSAL 2

  TO APPROVE THE AMENDED AND RESTATED 1999 STOCK OPTION PLAN TO INCREASE THE
   NUMBER OF SHARES OF CLASS A COMMON STOCK RESERVED FOR ISSUANCE UNDER THE AMENDED AND RESTATED 1999 STOCK OPTION PLAN FROM 11,000,000 TO 23,500,000
                                    SHARES.

Introduction

  A proposal will be presented at the Annual Meeting that the stockholders approve the Company's Amended and Restated 1999 Stock Option Plan (the "1999 Plan") to increase the number of shares of Class A Common Stock reserved for issuance under the 1999 Plan from 11,000,000 to 23,500,000 shares (subject to a proportionate adjustment for certain changes in the Company's capitalization, such as a stock split). The proposed increase in the number of shares available for grant under the 1999 Plan requires the approval by the affirmative vote of a majority of the votes cast by the holders of Common Stock present, or represented, and entitled to vote at the Annual Meeting.

  As of April 18, 2001, the Company had granted options to purchase 17,046,204 shares of Class A Common Stock under the 1999 Plan. Of such option grants, options for 10,577,329 shares were made subject to stockholder approval of the increase in the number of shares available under the 1999 Plan. On December 21, 2000 and April 17, 2001, the Board of Directors adopted, subject to stockholder approval, the proposed aggregate increase in the number of shares available for issuance under the 1999 Plan to ensure that the Company will have a sufficient number of shares of Class A Common Stock available under the 1999 Plan to continue to provide option grants to attract, retain and motivate personnel.

Description of the 1999 Plan

  The following is a brief summary of the 1999 Plan. The following summary is qualified in its entirety by the 1999 Plan.

 Types of Awards

  The 1999 Plan provides for the grant of incentive stock options intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-statutory stock options (collectively, "Awards").

 Incentive Stock Options and Non-statutory Stock Options.

  Optionees receive the right to purchase a specified number of shares of Class A Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to, or greater than 100% of the fair market value of the Class A Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Class A Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of the Company or of any parent or subsidiary corporation). The 1999 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check, or in connection with a "cashless exercise" through a broker,
(ii) surrender to the Company of shares of Class A Common Stock, (iii) delivery to the Company of a promissory note, or (iv) by any other lawful means.

 Eligibility to Receive Awards

  Officers, employees, directors, consultants and advisors (and any individuals who have accepted an offer of employment) of the Company and its subsidiaries are eligible to be granted Awards under the 1999 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries. The maximum number of shares with respect to which Awards may be granted to any participant under the 1999 Plan is 1,000,000 shares per calendar year.

 Plan Benefits

  As of April 18, 2001, approximately 1,404 persons were eligible to receive Awards under the 1999 Plan, including the Company's five executive officers. The granting of Awards under the 1999 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

  On April 18, 2001, the last reported sale price of the Company's Class A Common Stock on the Nasdaq National Market was $ 2.97.

 Administration

  The 1999 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1999 Plan and to interpret the provisions of the 1999 Plan. Pursuant to the terms of the 1999 Plan, the Board of Directors may delegate authority under the 1999 Plan to one or more committees of the Board of Directors, and subject to certain limitations, to one or more executive officers of the Company. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 1999 Plan, including the granting of options to executive officers, and has also authorized an Option Committee of the Board of Directors, consisting of Mr. Saylor, to grant options subject to certain limitations set by the Board of Directors. Subject to any applicable limitations contained in the 1999 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines
(i) the number of shares of Class A Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options and (iii) the duration of options.

  The Board of Directors is required to make appropriate adjustments in connection with the 1999 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger or other Acquisition Event (as defined in the 1999 Plan), the Board of Directors must provide for outstanding options to be assumed, or substituted for, by the acquiring or succeeding corporation. In the event that the acquiring or succeeding corporation does not agree to assume, or substitute for, such options, the exercisability of all outstanding options will accelerate. In certain circumstances, the Board of Directors may also provide for a cash out of the value of any outstanding options. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Class A Common Stock covered by such Award will again be available for grant under the 1999 Plan subject, however, to any limitations under the Code.

 Amendment or Termination

  No Award may be made under the 1999 Plan on or after April 21, 2009, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1999 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

Federal Income Tax Consequences

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1999 Plan and with respect to the sale of Class A Common Stock acquired under the 1999 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to the laws could alter the tax consequences described below.

 Incentive Stock Options

  In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Class A Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

  Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for more than two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

  If the participant sells ISO Stock for more than the exercise price prior to having owned it for more than two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

  If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

 Non-statutory Stock Options

  As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Class A Common Stock acquired through the exercise of the option ("NSO Stock") the Exercise Date over the exercise price.

  With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

 Tax Consequences to the Company

  The grant of an Award under the 1999 Plan generally will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Class A Common Stock acquired under the 1999 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1999 Plan, including as a result of the exercise of a non-statutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDED AND RESTATED 1999 STOCK OPTION PLAN.

                                  PROPOSAL 3

        TO APPROVE THE AMENDED AND RESTATED 1997 STOCK OPTION PLAN FOR
   FRENCH EMPLOYEES TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 1997 STOCK OPTION PLAN FOR FRENCH EMPLOYEES
                        FROM 600,000 TO 800,000 SHARES.

Introduction

  A proposal will be presented at the Annual Meeting that the stockholders approve the Company's Amended and Restated 1997 Stock Option Plan for French Employees (the "1997 French Plan") to increase the number of shares of Class A Common Stock reserved under the 1997 French Plan from 600,000 to 800,000 shares (subject to a proportionate adjustment for certain changes in the Company's capitalization, such as a stock split). The proposed increase in the number of shares available for grant under the 1997 French Plan requires the approval by the affirmative vote of a majority of the votes cast by the holders of Common Stock present, or represented, and entitled to vote at the Annual Meeting.

  As of April 18, 2001, options to purchase 304,486 shares of the 600,000 shares currently authorized under the 1997 French Plan were outstanding. On April 17, 2001, the Board of Directors adopted, subject to stockholder approval, the proposed increase in the number of shares available for issuance under the 1997 French Plan to ensure that the Company will have a sufficient number of shares of Class A Common Stock available under the 1997 French Plan to continue to provide option grants to attract, retain and motivate French personnel.

Description of the 1997 French Plan

  The following is a brief summary of the 1997 French Plan. The following summary is qualified in its entirety to the 1997 French Plan.

  The 1997 French Plan provides for the issuance to employees of a subsidiary of the Company located in the Republic of France of options to purchase up to 800,000 shares of Class A Common Stock, subject to stockholder approval. The Board of Directors, as the administrator of the 1997 French Plan, has the absolute discretion to determine the level of and terms and conditions of stock option awards consistent with the 1997 French Plan. Pursuant to the terms of the 1997 French Plan, the Board of Directors may delegate authority under the 1997 French Plan to one or more committees of the Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 1997 French Plan, including the granting of options to executive officers and has also authorized an Option Committee of the Board of Directors, consisting of Mr. Saylor, to grant options, subject to certain limitations set by the Board of Directors. The 1997 French Plan allows for the grant of options which are exercisable at not less than 100% of the fair market value of the Class A Common Stock at the date of grant.

 Awards Under the 1997 French Plan

  The 1997 French Plan provides that the Administrator (as defined below under "Administration") may determine which employees are granted options to purchase Class A Common Stock. The Administrator may also determine the number of shares to be subject to, and the terms and conditions of, such options consistent with the 1997 French Plan. In addition, the Administrator may impose such conditions on the grant of such options as it deems appropriate.

  Each option is evidenced by a written stock option agreement executed by the Company and the optionee. At the time an option is granted, the Administrator will determine the terms and conditions to be satisfied before shares shall be deemed vested, as well as the dates on which the option shall be exercisable.

 Payment for Shares

  Options that are vested may be exercised in whole or in part, but an option may not be exercised for a fraction of a share. The Administrator determines the acceptable form of consideration for exercising an option, including the method of payment. Such consideration may consist of (i) cash or check (denominated in U.S. dollars); (ii) wire transfer (denominated in U.S. dollars); (iii) consideration received by the Company under a cashless exercise program; or (iv) any combination of the foregoing methods of payment.

 Eligibility to Receive Awards

  Options under the 1997 French Plan may be granted only to salaried employees of the Company's French subsidiary who do not own more than 10% of the voting power of all classes of stock of the Company, or any parent or subsidiary, and who are residents of the Republic of France.

 Plan Benefits

  As of April 18, 2001, approximately 16 persons were eligible to receive option grants under the 1997 French Plan. The granting of options under the 1997 French Plan is discretionary and the Company cannot now determine the number or value of options to be granted in the future to any particular person or group. On April 18, 2001, the last reported sales price of the Company's Class A Common Stock on the Nasdaq National Market was $2.97.

 Administration

  The 1997 French Plan is administered by the Board of Directors, which may delegate its decision making responsibility with respect to the 1997 French Plan to a committee (the Board of Directors or such committee thereof being the "Administrator"). Pursuant to the terms of the 1997 French Plan, the Board of Directors may delegate authority under the 1997 French Plan to one or more committees of the Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 1997 French Plan, including the granting of options to executive officers and has also authorized an Option Committee of the Board of Directors, consisting of Mr. Saylor, to grant options, subject to certain limitations set by the Board of Directors. Under the 1997 French Plan, the Administrator has the power to interpret the 1997 French Plan and the options, and to adopt such rules for the administration, interpretation and application of the 1997 French Plan as are consistent with the 1997 French Plan.

  The 1997 French Plan provides for appropriate adjustments in the number and kind of shares subject to the 1997 French Plan and to outstanding grants thereunder in the event that the outstanding shares of stock subject to the options are changed into or exchanged for a different number or kind of shares of the Company or securities of the Company by reason of a merger, consolidation, stock split, stock dividend or certain other types of recapitalizations or combination of shares.

  Options to acquire Class A Common Stock of the Company granted under the 1997 French Plan may provide for termination of the options upon the liquidation or dissolution of the Company. In the event of a merger of the Company with or into another corporation, the sale of substantially all of the assets of the Company or a "change in control" (as defined in the 1997 French
Plan), each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. In the event that the successor corporation does not agree to assume the option or to substitute an equivalent option, the option shall be deemed exercisable to the extent of the greater of
(i) 40% of the number of shares subject to the option or (ii) the number of shares then vested immediately prior to the occurrence of the "change of control."

  No option granted under the 1997 French Plan may be assigned or transferred by the optionee, except by will or the laws of intestate succession. During the lifetime of the holder of any option, the option may be exercised only by the holder.

 Amendment and Termination

  The 1997 French Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time by the Administrator. The Company is required to obtain stockholder approval of any amendment to the extent necessary or desirable to comply with applicable laws. Neither the amendment, suspension, nor termination of the 1997 French Plan will impair any rights or obligations under any previously granted option without the consent of the holder of the option.

Income Tax Consequences

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 1997 French Plan and with respect to the sale of Class A Common Stock acquired under the 1997 French Plan. This summary does not provide applicable income tax consequences with respect to option grants or sale of Class A Common Stock acquired under the 1997 French Plan under state or foreign law.

 Tax Consequences to Participants

  A participant will not recognize taxable income upon the grant of an option under the 1997 French Plan. Nevertheless, a participant generally will recognize ordinary compensation income upon the exercise of the option in an amount equal to the excess of the fair market value of the Class A Common Stock acquired through the exercise of the option (the "Option Stock") on the exercise date over the exercise price.

  A participant will have a tax basis for any Option Stock equal to the exercise price plus any income recognized with respect to the option. Upon selling Option Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the Option Stock and the participant's tax basis in the Option Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Option Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Option Stock for a shorter period.

 Tax Consequences to the Company

  The grant of an option under the 1997 French Plan will have no direct tax consequences to the Company. However, the Company's French subsidiary may be entitled to a business-expense deduction under certain circumstances with respect to any ordinary compensation income recognized by a participant under the 1997 French Plan, and such a deduction may have an indirect effect on the Company's federal income tax situation.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDED AND RESTATED 1997 STOCK OPTION PLAN FOR FRENCH EMPLOYEES.

                                  PROPOSAL 4

 TO APPROVE THE ISSUANCE OF SHARES OF CLASS A COMMON STOCK UPON CONVERSION OF
   SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK AND AS DIVIDENDS THEREON.

  On June 19, 2000, the Company issued 12,500 shares of Series A Convertible Preferred Stock, $10,000 stated value per share (the "Series A Preferred Shares"), in a private placement to institutional investors. The net proceeds of the offering, after expenses, were approximately $120.5 million.

  On April 3, 2001, the Company and the holders of the Series A Preferred Shares agreed to a restructuring of the Series A Preferred Shares which is expected to close on June 4, 2001, subject to the satisfaction of various closing conditions. As part of the restructuring, the Company will have the option to redeem for cash $5.3 million face value of its outstanding Series A Preferred Shares at the closing of the restructuring and will redeem or exchange all other outstanding Series A Preferred Shares for shares of Class A Common Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock. If the Company does not exercise its option to redeem the $5.3 million of the Series A Preferred Shares at the closing of the restructuring, such shares will remain outstanding. If the restructuring does not close, all 12,500 Series A Preferred Shares will remain outstanding.

  In accordance with Nasdaq Rule 4350, which generally requires stockholder approval for the issuance of securities representing 20% or more of an issuer's outstanding listed securities, and under the terms of the agreement pursuant to which we sold the Series A Preferred Shares, we must solicit stockholder approval of the issuance of shares of Class A Common Stock upon conversion of or in lieu of cash dividends on the Series A Preferred Shares, if the issuance thereof would have otherwise been limited by the rules of the Nasdaq Stock Market. If we obtain stockholder approval, there is no limit on the number of shares that could be issued upon conversion of or in lieu of cash dividends on the Series A Preferred Shares and such issuance of shares of Class A Common Stock will no longer be subject to stockholder approval under Nasdaq Rule 4350. If we do not obtain stockholder approval and, therefore, are not obligated to issue shares representing 20% or more of the number of shares outstanding due to restrictions relating to Nasdaq Rule 4350 that we are otherwise contractually required to issue, we may be required to redeem all or a portion of the Series A Preferred Shares.

  The Company may require the holders to convert their Series A Preferred Shares into shares of Class A Common Stock on June 19, 2002, which date may be extended under some circumstances. If the Company does not require the holders to convert their Series A Preferred Shares, then the Company must redeem them. The holders have the right to convert their Series A Preferred Shares into shares of Class A Common Stock at any time and from time to time, subject to certain limitations on their percentage ownership of outstanding shares of Class A Common Stock. The number of shares of Class A Common stock issuable on conversion of a Series A Preferred Share is determined by dividing the sum of $10,000 plus accrued and unpaid dividends by the applicable conversion price. If conversion occurs at the election of the holder of the Series A Preferred Shares, then the applicable conversion price will be the conversion price then in effect, as it may have been adjusted annually based on the market price of our Class A Common Stock. If the Company requires conversion at the maturity date pursuant to the terms of the Certificate of Designations, Preferences and Rights relating to the Series A Preferred Shares (the "Certificate of Designations"), the applicable conversion price will be 95% of the average of the dollar volume-weighted average prices of the Class A Common Stock during the 30 consecutive trading days immediately prior to the date the Company requires such conversion.

  To the extent the Series A Preferred Shares are converted or dividends on the Series A Preferred Shares are paid in shares of Class A Common Stock rather than cash, a significant number of additional shares of Class A Common Stock may be sold into the market, which could decrease the price of the shares of Class A Common Stock. In that case, the Company could be required to issue an increasingly greater number of shares of Class A Common Stock upon future conversions of the Series A Preferred Shares, sales of which could further depress the price of our Class A Common Stock. If the sale of a large number of shares of Class A Common Stock upon conversion of or the payment of dividends in lieu of cash on the Series A Preferred Shares results in a decline in the price of the Class A Common Stock, this event could encourage short sales by the holders or others. Short sales could place further downward pressure on the price of the Class A Common Stock.

  The conversion of and the payment of dividends in shares of Class A Common Stock in lieu of cash on the Series A Preferred Shares may result in substantial dilution to the interest of other holders of the Class A Common Stock. Even though no holder may convert its Series A Preferred Shares if upon such conversion such holder, together with its affiliates, would have acquired a number of shares of Class A Common Stock during the 60-day period ending on the date of conversion which, when added to the number of shares of Class A Common Stock held at the beginning of such 60-day period, would exceed 9.99% of our then outstanding Class A Common Stock (excluding, for purposes of such determination, shares of Class A Common Stock issuable upon conversion of Series A Preferred Shares which have not been converted), this restriction does not prevent a holder from selling a substantial number of shares in the market. By periodically selling shares into the market, an individual holder could eventually sell more than 9.99% of the Company's Class A Common Stock while never holding more than 9.99% at any specific time.

  The following table illustrates the number of shares of Class A Common Stock the Company would be required to issue upon conversion of (1) all 12,500 Series A Preferred Shares currently outstanding, assuming that the proposed restructuring has not closed, and (2) the 530 Series A Preferred Shares that may remain outstanding if the proposed restructuring has closed and the Company does not elect to redeem these 530 shares, at an assumed conversion price of $33.3854 per share of Class A Common Stock as of April 20, 2001, and the resulting percentage of the Company's total shares of Class A Common Stock outstanding after such conversion. The table also illustrates the number of shares of Class A Common Stock the Company would be required to issue assuming
(i) an increase of 25%, 50%, 75% and 90% in the assumed conversion price and
(ii) decreases of 25%, 50%, 75% and 90% in the assumed conversion price. If the Company exercises its option to convert or redeem all outstanding Series A Preferred Shares in connection with the restructuring, the changes in the conversion price of the Series A Preferred Shares will no longer have any effect.

                                 Assumed
                                Conversion     Number of
                                Price Per      Shares of
                                 Share of       Class A       Percentage of
                                 Class A      Common Stock    Common Stock
  Series A Preferred Shares    Common Stock   Issuable(1)  after Conversion(2)
  -------------------------   --------------  ------------ -------------------
Conversion of all 12,500
 Series A Preferred Shares... $63.4323 (+90%)   1,970,606          2.34%
                              $58.4245 (+75%)   2,139,515          2.54%
                              $50.0781 (+50%)   2,496,101          2.95%
                              $41.7318 (+25%)   2,995,321          3.52%
                              $33.3854   (0%)   3,744,152          4.36%
                              $25.0390 (-25%)   4,992,202          5.73%
                              $16.6927 (-50%)   7,488,303          8.36%
                              $ 8.3464 (-75%)  14,976,607         15.42%
                              $ 3.3385 (-90%)  37,441,516         31.32%

Conversion of 530 Series A
 Preferred Shares............ $63.4323 (+90%)      83,554          0.10%
                              $58.4245 (+75%)      90,175          0.11%
                              $50.0781 (+50%)     105,835          0.13%
                              $41.7318 (+25%)     127,002          0.15%
                              $33.3854   (0%)     158,752          0.19%
                              $25.0391 (-25%)     211,669          0.26%
                              $16.6927 (-50%)     317,504          0.39%
                              $ 8.3464 (-75%)     635,008          0.77%
                              $ 3.3385 (-90%)   1,587,520          1.90%

--------
(1) The number of shares of Class A Common Stock issuable upon conversion and the percentage of outstanding Class A Common Stock after such conversion set forth above do not take into account any shares of Class A Common Stock that may be issuable as dividends on the Series A Preferred Shares. If the dividends on Series A Preferred Shares are required to be paid in Class A Common Stock for the full 12,500 Series A Preferred Shares from March 31, 2001, the last dividend payment date prior to the date of this proxy statement, to June 19, 2002, the maturity date of such Series A Preferred Shares, assuming a constant dividend conversion price of $5.64, which was the closing sale price of the Class A Common Stock on April 20, 2001, and assuming all Series A Preferred Shares remain outstanding until the maturity date, we would be required to issue an additional 1,891,455 shares as payment for accrued dividends. If the dividends on Series A Preferred Shares are required to be paid in Class A Common Stock for the remaining 530 Series A Preferred Shares from March 31, 2001, the last dividend payment date prior to the date of this proxy statement, to June 19, 2002, the maturity date of such 530 Series A Preferred Shares, assuming a constant dividend conversion price of $5.64, which was the closing sale price of the Class A Common Stock on April 20, 2001, and assuming all Series A Preferred Shares remain outstanding until the maturity date, we would be required to issue an additional 80,198 shares as payment for accrued dividends.

(2) Calculated based on 31,146,465 shares of Class A Common Stock and 50,975,624.2 shares of Class B Common Stock (which is convertible into Class A Common Stock on a one for one basis) issued and outstanding as of April 20, 2001.

  The Series A Preferred Shares carry a dividend rate of 7% per annum, payable quarterly or upon conversion or redemption. At the Company's option, the dividend may be paid in cash or shares of Class A Common Stock, subject to satisfaction of certain conditions. If the Company chooses to pay dividends in shares of Class A Common Stock, the number of shares to be issued in payment of the dividend on the Series A Preferred Shares will be equal to the accrued dividends divided by the dividend conversion price. For purposes of such calculation, the dividend conversion price will be equal to 95% of the average of the dollar volume-weighted average prices of a share of Class A Common Stock during the five consecutive trading days immediately preceding the dividend date.

  The Series A Preferred Shares mature on June 19, 2002, subject to extension in certain circumstances, at which time the Series A Preferred Shares must either be redeemed or converted at the Company's option. If the Company elects to redeem any Series A Preferred Shares outstanding on June 19, 2002, the amount required to be paid will be equal to the price originally paid for such shares, plus accrued and unpaid dividends. If the Company elects to convert any Series A Preferred Shares outstanding on June 19, 2002, it will be required to issue shares of Class A Common Stock in an amount determined as described above.

  If a triggering event, as described in the Certificate of Designations occurs, the holders of the Series A Preferred Shares will have the right to require the Company to redeem all or a portion of any outstanding Series A Preferred Shares for cash. The redemption price in such a case is the greater of: (1) 125% of the price paid for the Series A Preferred Shares plus accrued dividends; or (2) the product of the number of shares of Class A Common Stock into which the Series A Preferred Stock is convertible multiplied by the closing sale price of a share of Class A Common Stock on the day immediately before the triggering event occurs.

  In the event of a merger transaction, a hostile takeover or a sale of all or substantially all of the Company's assets, each holder of the Series A Preferred Shares at its option has the right to require the Company to redeem all or a portion of such holder's preferred shares at a price equal to 125% of the price paid for such shares plus accrued dividends.

  In the event of the Company's liquidation, the holders of the Series A Preferred Shares will be entitled to a liquidation preference before any amounts are paid to the holders of Class A Common Stock. The liquidation preference is equal to the amount originally paid for the Series A Preferred Shares, or $10,000 per share, plus accrued and unpaid dividends on any outstanding Series A Preferred Shares.

  Other than as required by law, the holders of the Series A Preferred Shares have no voting rights except that the consent of holders of at least two-thirds of the outstanding Series A Preferred Shares will be required to effect any change in the Company's Certificate of Incorporation or Certificate of Designations that would change any of the rights of the Series A Preferred Shares or to issue any additional Series A Preferred Shares.

  The terms of the Series A Preferred Shares are complex and only briefly summarized in this proxy statement. Stockholders wishing further information concerning the rights, preferences and terms of the Series A Preferred Shares are referred to the full description contained in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2000 and the exhibits to such report.

  In connection with the Company's issuance of the Series A Preferred Shares, the Company filed a registration statement on Form S-3 with the Securities and Exchange Commission on August 3, 2000, as amended on October 19, 2000 and November 22, 2000. That registration statement covers the resale of the shares of Class A Common Stock that are issuable upon conversion of or in lieu of cash dividends on the Series A Preferred Shares that the holders acquired from the Company in the private placement transaction.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ISSUANCE OF SHARES OF CLASS A COMMON STOCK WITH RESPECT TO THE SERIES A CONVERTIBLE PREFERRED STOCK.

                                  PROPOSAL 5

TO APPROVE THE ISSUANCE OF SHARES OF CLASS A COMMON STOCK (I) UPON EXCHANGE OF SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK AND (II) UPON CONVERSION OF 530
 SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK AND UPON CONVERSION OF SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK, SERIES C CONVERTIBLE STOCK AND SERIES
     D CONVERTIBLE PREFERRED STOCK TO BE ISSUED IN EXCHANGE FOR SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK (INCLUDING ANY SHARES OF CLASS A COMMON
              STOCK ISSUABLE IN LIEU OF CASH DIVIDENDS THEREON).

  On June 19, 2000, the Company issued 12,500 shares of Series A Convertible Preferred Stock, $10,000 stated value per share (the "Series A Preferred Shares"), in a private placement to institutional investors. The net proceeds of the offering, after expenses, were approximately $120.5 million.

  On April 3, 2001, the Company and the holders of the Series A Preferred Shares agreed to a restructuring of the Series A Preferred Shares which is expected to close on June 4, 2001, subject to the satisfaction of various closing conditions. As part of the restructuring, the Company will have the option to redeem for cash $5.3 million face value of its outstanding Series A Preferred Shares, or 530 shares, at the closing of the restructuring and will redeem or exchange all other outstanding Series A Preferred Shares as follows:

  . $25 million stated value of the Series A Preferred Shares, or 2,500 shares, will be redeemed for $25 million in cash;

  . $33.75 million stated value of the Series A Preferred Shares, or 3,375 shares, will be exchanged for a combination of Class A Common Stock and Series D Convertible Preferred Stock (the "Series D Preferred Shares") with a fixed conversion price of $5.00 per share so that the number of shares of Class A Common Stock issued in exchange for the Series A Preferred Shares and the number of shares of Class A Common Stock issuable upon conversion of the Series D Preferred Shares will equal 7,355,978 shares in the aggregate;

  . $33.125 million stated value of the Series A Preferred Shares, or 3,312.5 shares, will be exchanged for an equivalent face amount of Series B Convertible Preferred Stock (the "Series B Preferred Shares") with a conversion price of $12.50 per share, subject to adjustment at maturity if the Company elects to mandatorily convert these shares into Class A Common Stock; and

  . $27.825 million stated value of the Series A Preferred Shares, or 2,782.5 shares, will be exchanged for an equivalent face amount of Series C Convertible Preferred Stock (the "Series C Preferred Shares"), with a conversion price of $17.50 per share, subject to adjustment at maturity if the Company elects to mandatorily convert these shares into Class A Common Stock.

If the Company does not exercise its option to redeem the $5.3 million of the Series A Preferred Shares at the closing of the restructuring, such 530 shares will remain outstanding. The remaining 530 Series A Preferred Shares may be converted by the holders prior to maturity or by the Company at maturity for shares of Class A Common Stock and accrue dividends payable at the Company's option in shares of Class A Common Stock in lieu of cash as described under "Proposal 4."

  The Series B Preferred Stock and the Series C Preferred Stock accrue dividends payable in cash or Class A Common Stock. The aggregate number of shares of Class A Common Stock which may be issued as dividends on the remaining 530 Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares are collectively referred to herein as the "Dividend Shares." The Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares can be converted into Class A Common Stock by the holder at any time or by the Company three years after the date of issuance. The aggregate number of shares of Class A Common Stock into which the remaining 530 Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares may be converted are collectively referred to herein as the "Conversion Shares."

  In accordance with Nasdaq Rule 4350, which generally requires stockholder approval for the issuance of securities representing 20% or more of an issuer's outstanding listed securities, and under the terms of the agreements pursuant to which we will redeem or exchange the Series A Preferred Shares, we must solicit stockholder approval of the issuance of Class A Common Stock in exchange for Series A Preferred Shares and the issuance of the Conversion Shares and the Dividend Shares, if the issuance of these securities would have otherwise been limited by the rules of the Nasdaq Stock Market. If we obtain stockholder approval, there is no limit on the aggregate number of shares of Class A Common Stock that could be issued upon exchange of the Series A Preferred Shares, upon the conversion of the remaining 530 Series A Preferred Shares, the Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares and in lieu of cash dividends on the remaining 530 Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares. If we do not obtain stockholder approval and, therefore, are not obligated to issue shares representing 20% or more of the number of shares outstanding due to restrictions relating to Nasdaq Rule 4350 that we are otherwise contractually required to issue, we may be required to redeem all or a portion of the Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares.

  The Company may require holders to convert their Series B Preferred Shares and Series C Preferred Shares into shares of Class A Common Stock on the maturity date of three years from the date of issuance, which date may be extended under some circumstances. If the Company does not require the holders to convert their Series B Preferred Shares or Series C Preferred Shares, then the Company must redeem them. In addition, the holders have the right to convert their Series B Preferred Shares and Series C Preferred Shares into shares of Class A Common Stock at any time and from time to time, subject to certain limitations on their percentage ownership of outstanding shares of Class A Common Stock. The number of shares of Class A Common stock issuable on conversion of a Series B Preferred Share or Series C Preferred Share is determined by dividing the sum of $10,000 plus any accrued and unpaid dividends by the applicable conversion price per share. If the conversion is at the option of the holder, the applicable conversion price for the Series B Preferred Shares is $12.50 per share and the applicable conversion price of the Series C Preferred Shares is $17.50 per share, each subject to adjustment under certain circumstances. If the Company requires conversion at the maturity date pursuant to the terms of the Certificate of Designations, Preferences and Rights (the "Certificate of Designations") relating to the Series B Preferred Shares and the Certificate of Designations relating to the Series C Preferred Shares, the applicable conversion price will be 95% of the average of the dollar volume-weighted average prices of the Class A Common Stock during the 30 consecutive trading days immediately prior to the date the Company requires such conversion.

  The Company is required to convert any Series D Preferred Shares outstanding at the maturity date of three years from the date of issuance. In addition, the holders have the right to convert their Series D Preferred Shares into shares of Class A Common Stock at any time and from time to time, subject to certain limitations on their percentage ownership of outstanding shares of Class A Common Stock. The Company is required to issue 2,000 shares of Class A Common Stock upon conversion of a Series D Preferred Share.

  To the extent the remaining 530 Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares are converted into Conversion Shares or dividends on the remaining 530 Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares are paid in Dividend Shares rather than cash, a significant number of additional shares of Class A Common Stock may be sold into the market, which could decrease the price of the shares of Class A Common Stock. In that case, the Company could be required to issue an increasingly greater aggregate number of shares of Class A Common Stock as Conversion Shares upon future conversions of the remaining 530 Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares and as Dividend Shares on the remaining 530 Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, sales of which could further depress the price of our Class A Common Stock. If the sale of a large number of shares of Class A Common Stock upon the issuance of shares of Class A Common Stock as Conversion Shares or as Dividend Shares results in a decline in the price of the Class A Common Stock, this event could encourage short sales by the holders or others. Short sales could place further downward pressure on the price of the Class A Common Stock.

  The exchange of the Series A Preferred Shares for Class A Common Stock and the issuance of Conversion Shares or Dividend Shares may result in substantial dilution to the interest of other holders of the Class A Common Stock. Even though no holder may convert its Series A Preferred Shares, Series B Preferred Shares, Series C

Preferred Shares or Series D Preferred Shares if upon such conversion such holder, together with its affiliates, would have acquired a number of shares of Class A Common Stock during the 60-day period ending on the date of conversion which, when added to the number of shares of Class A Common Stock held at the beginning of such 60-day period, would exceed 9.99% of our then outstanding Class A Common Stock (excluding, for purposes of such determination, shares of Class A Common Stock issuable upon conversion of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares which have not been converted), this restriction does not prevent a holder from selling a substantial number of shares in the market. By periodically selling shares into the market, an individual holder could eventually sell more than 9.99% of the Company's Class A Common Stock while never holding more than 9.99% at any specific time.

  The following table illustrates the number of shares of Class A Common Stock the Company would be required to issue upon conversion of the remaining 530 Series A Preferred Shares and all Series B Preferred Shares and Series C Preferred Shares which may be issued in connection with the restructuring of the Series A Preferred Shares at (1) the conversion prices of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares applicable prior to maturity and (2) at the assumed conversion prices of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares at maturity and assuming an increase of 25%, 50% and 75% in such assumed conversion prices and assuming decreases of 25%, 50% and 75% in such assumed conversion prices, and the resulting percentage of the Company's total shares of Class A Common Stock outstanding after such exchange and conversion. The table also illustrates the resulting percentage of the Company's total shares of Class A Common Stock outstanding after issuance by the Company of an aggregate of 7,355,978 shares of Class A Common Stock upon exchange of 3,375 Series A Preferred Shares for shares of either Class A Common Stock or Series D Preferred Shares which are convertible into shares of Class A Common Stock at a fixed conversion price of $5.00.

                            Conversion
                            Price Per
                              Share       Number of Shares of    Percentage of
  Series of Preferred       of Class A      Class A Common       Common Stock
         Stock             Common Stock    Stock Issuable(1)  after Conversion(2)
  -------------------     --------------  ------------------- -------------------
Conversion of 530 shares
 of Series A Convertible
 Preferred Stock prior
 to maturity............  $ 58.4245(+75%)         90,715             0.11%
                          $ 50.0781(+50%)        105,835             0.13%
                          $ 41.7318(+25%)        127,002             0.15%
                          $   33.3854(0%)        158,752             0.19%
                          $ 25.0391(-25%)        211,669             0.26%
                          $ 16.6927(-50%)        317,504             0.39%
                          $  8.3464(-75%)        635,008             0.77%
Conversion of 530 shares
 of Series A Convertible
 Preferred Stock at
 maturity(4)............  $    9.87(+75%)        536,981             0.65%
                          $    8.46(+50%)        626,478             0.76%
                          $    7.05(+25%)        751,773             0.91%
                          $    5.64(  0%)        939,716             1.14%
                          $    4.23(-25%)      1,252,955             1.51%
                          $    2.82(-50%)      1,879,433             2.25%
                          $    1.41(-75%)      3,758,865             4.40%
Exchange of 3,375 Series
 A Preferred Shares(3)..  Not Applicable       7,355,978             1.57%
Conversion of Series B
 Preferred Shares by
 holders prior to
 maturity...............  $         2.50       2,650,000             3.14%
Conversion of Series B
 Preferred Shares by the
 Company at
 maturity(4)............  $    9.87(+75%)      3,356,130             3.93%
                          $    8.46(+50%)      3,915,485             4.55%
                          $    7.05(+25%)      4,698,582             5.41%

                          Conversion Price
                             Per Share     Number of Shares of    Percentage of
  Series of Preferred        of Class A      Class A Common       Common Stock
         Stock              Common Stock    Stock Issuable(1)  after Conversion(2)
  -------------------     ---------------- ------------------- -------------------
                             $5.64  (0%)        5,873,227              6.67%
                             $4.23(-25%)        7,830,969              8.71%
                             $2.82(-50%)       11,746,454             12.51%
                             $1.41(-75%)       23,492,908             22.24%
Conversion of Series C
 Preferred Shares by
 holders prior to
 maturity...............       $17.50           1,590,000              1.94%
Conversion of Series C
 Preferred Shares by the
 Company at
 maturity(5)............     $9.87(+75%)        2,819,149              3.32%
                             $8.46(+50%)        3,289,007              3.85%
                             $7.05(+25%)        3,946,809              6.10%
                             $5.64  (0%)        4,933,511              5.67%
                             $4.23(-25%)        6,578,014              7.42%
                             $2.82(-50%)        9,867,021             10.73%
                             $1.41(-75%)       19,734,043             19.37%

--------
(1) The number of shares of Class A Common Stock issuable upon conversion, redemption or exchange as set forth in the table above does not include any shares of Class A Common Stock that may be issuable as dividends on the remaining Series A Preferred Shares Series B Preferred Shares or the Series C Preferred Shares, or in respect of accrued but unpaid dividends on the Series A Preferred Shares prior to the date of exchange. If the dividends on Series A Preferred Shares are required to be paid in Class A Common Stock for the remaining 530 Series A Preferred Shares from March 31, 2001, the last dividend payment date prior to the date of this proxy statement, to June 19, 2002, the maturity date of such 530 Series A Preferred Shares, assuming a constant dividend conversion price of $5.64, which was the closing sale price of the Class A Common Stock on April 20, 2001, and assuming all Series A Preferred Shares remain outstanding until the maturity date, we would be required to issue an additonal 80,198 shares as payment for accrued dividends. If we were to pay dividends on the Series B Preferred Shares and Series C Preferred Shares over the three-year term thereof in shares of Class A Common Stock, assuming a constant dividend conversion price of $5.64, which was the closing sale price of the Class A Common Stock on April 20, 2001, and assuming all Series B Preferred Shares and Series C Preferred Shares remain outstanding for the entire three-year term, we would be required to issue an additional 4,052,527 shares of Class A Common Stock in respect of such dividends.
(2) Calculated based on 31,146,465 shares of Class A Common Stock and 50,975,624.2 shares of Class B Common Stock (which is convertible into Class A Common Stock on a one for one basis) issued and outstanding as of April 20, 2001.
(3) In lieu of issuing all 7,355,978 shares of Class A Common Stock upon exchange of Series A Preferred Shares, the Company may issue an as yet undetermined number of Series D Preferred Shares, such that the number of shares of Class A Common Stock issuable upon conversion of such Series D Preferred Shares at a fixed conversion price of $5.00, when added to the number of shares of Class A Common Stock the Company issues upon exchange of the Series A Preferred Shares, will equal 7,355,980.
(4) Based upon an assumed conversion price of $5.64, which was the closing sale price of the Class A Common Stock on April 20, 2001.

  The Series B Preferred Shares and Series C Preferred Shares carry a dividend rate of 12.5% per annum, payable beginning on the earlier of (a) October 1, 2001 and (b) the later of July 1, 2001 and the date that is 10 days after the date that the registration statement filed with respect to the shares of Class A Common Stock issuable upon conversion of, or payable as dividends on, the Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares is declared effective by the SEC, and quarterly thereafter or upon conversion or redemption of the Series B Preferred Shares or Series C Preferred Shares. At the Company's option, the dividends on the Series B Preferred Shares and Series C Preferred Shares may be paid in cash or Dividend

Shares, subject to satisfaction of certain conditions. If the Company chooses to pay dividends in Dividend Shares, the number of Dividend Shares to be issued will be equal to the accrued dividends divided by the dividend conversion price. For purposes of such calculation, the dividend conversion price will be equal to 95% of the average of the dollar volume-weighted average prices of a share of Class A Common Stock during the five consecutive trading days immediately preceding the dividend date.

  The Series B Preferred Shares and Series C Preferred Shares outstanding at the maturity date must either be redeemed or converted at the Company's option. If the Company elects to redeem any Series B Preferred Shares and Series C Preferred Shares outstanding at maturity, the amount required to be paid will be equal to $10,000 per share, plus accrued and unpaid dividends. If the Company elects to convert any Series B Preferred Shares and Series C Preferred Shares outstanding at maturity, it will be required to issue shares of Class A Common Stock as described above.

  If a triggering event, as described in the Certificates of Designations relating to the Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares occurs, the holders of the Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares will have the right to require the Company to redeem all or a portion of any such outstanding shares for cash. The redemption price in such a case is the greater of: (1) the conversion price of the Series D Preferred Shares, with respect to the Series D Preferred Shares, or 125% of the applicable conversion price for the Series B Preferred Shares and Series C Preferred Shares, plus accrued dividends; or (2) the product of the number of shares of Class A Common Stock into which the Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares are convertible multiplied by the closing sale price of a share of Class A Common Stock on the day immediately before the triggering event occurs.

  In the event of a merger, consolidation, sale of all or substantially all of the Company's assets or related transaction, each holder of the Series B Preferred Shares and Series C Preferred Shares has the right, at its option, to require the Company to redeem all or a portion of such holder's preferred shares at a price equal to 125% of the price paid for such shares plus accrued dividends.

  In the event of the Company's liquidation, the holders of the Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares will be entitled to a liquidation preference before any amounts are paid to the holders of Class A Common Stock. The liquidation preference is equal to $10,000 per share, plus, in the case of the Series B Preferred Shares or Series C Preferred Shares, accrued and unpaid dividends.

  Other than as required by law, the holders of the Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares have no voting rights except that the consent of holders of at least two-thirds of the outstanding shares of each such series of preferred stock will be required to effect any change in the Company's Certificate of Incorporation or Certificate of Designations that would change any of the rights of the shares of such series of preferred stock or to issue any additional shares of such series of preferred stock.

  The terms of the exchange of the Series A Preferred Shares for Class A Common Stock, Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares are complex and only briefly summarized in this proxy statement. Stockholders wishing further information concerning the terms of the exchange of the Series A Preferred Shares and the terms, rights and preferences of the Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares are referred to the full description contained in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2001 and the exhibits to such report.

  In connection with the Company's redemption and exchange of the Series A Preferred Shares, the Company filed a registration statement on Form S-3 with the Securities and Exchange Commission on May 2, 2001. That registration statement covers the resale of the shares of Class A Common Stock that are issuable upon redemption or exchange of the Series A Preferred Shares and as Conversion Shares and Dividend Shares.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ISSUANCE OF SHARES OF CLASS A COMMON STOCK (I) UPON EXCHANGE OF SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK AND (II) UPON CONVERSION OF OR AS DIVIDENDS ON 530 SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK AND SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK, SERIES C CONVERTIBLE PREFERRED STOCK AND SERIES D CONVERTIBLE PREFERRED STOCK.

                                  PROPOSAL 6

TO APPROVE THE ISSUANCE OF SHARES OF CLASS A COMMON STOCK UPON CONVERSION OF 7
  1/2% SERIES A UNSECURED NOTES TO BE ISSUED TO CLASS MEMBERS PURSUANT TO THE SETTLEMENT AGREEMENT AMONG THE COMPANY, CERTAIN OF THE COMPANY'S OFFICERS AND
   DIRECTORS AND PLAINTIFFS' COUNSEL, APPROVED BY THE UNITED STATES DISTRICT
         COURT FOR THE EASTERN DISTRICT OF VIRGINIA ON APRIL 2, 2001.

  From March through May 2000, twenty-five class action complaints were filed in federal courts in various jurisdictions alleging that the Company and certain of its officers and directors violated section 10(b) of the Exchange Act, Rule 10b-5 promulgated thereunder, and section 20(a) and section 20A of the Exchange Act. These lawsuits were consolidated in the United States District Court for the Eastern District of Virginia. On July 7, 2000, the lead plaintiffs filed an amended class action complaint naming the Company, certain of the Company's officers and directors, and PricewaterhouseCoopers LLP as defendants. On October 23, 2000, the Company, its officers and directors named as defendants, and plaintiffs' counsel entered into a settlement agreement in the consolidated class action.

  Under the settlement agreement, class members will receive: (1) five-year 7 1/2% Series A Unsecured Notes issued by the Company having an original aggregate principal amount of $80.5 million (the "Notes"); (2) Class A Common Stock with a market value of $16.5 million, but no less than 550,000 shares; and (3) warrants to purchase 1.9 million shares of Class A Common Stock at an exercise price of $40.00 per share, with the warrants expiring five years from the date they are issued. The settlement was approved by the United States District Court for the Eastern District of Virginia on April 2, 2001.

  In accordance with Nasdaq Rule 4350, which generally requires stockholder approval for the issuance of securities representing 20% or more of an issuer's outstanding listed securities, we must solicit stockholder approval of the issuance of shares of our Class A Common Stock upon conversion of the Notes, if the issuance of such shares would have otherwise been limited by the rules of the Nasdaq Stock Market. If we obtain stockholder approval, there is no limit on the amount of shares that could be issued upon conversion of the Notes. If stockholder approval is not obtained, the Company could not convert the Notes at conversion prices which would result in an issuance of shares of its Class A Common Stock representing 20% or more of the amount then outstanding, or the conversion of the Notes under such circumstances would violate Nasdaq Rule 4350 and the Company's Class A Common Stock could be delisted.

  The Company, in its sole discretion, may convert all or any of the Notes, in whole or in part, into shares of the Company's Class A Common Stock upon giving 30 days prior written notice to the holders of the Notes. The number of shares into which the Notes may be converted is determined by dividing the principal amount and any accrued but unpaid interest by an amount equal to 80% of the dollar-weighted average trading price for all round lot transactions in the Class A Common Stock on the Nasdaq Stock Market for the ten trading days ending two days prior to the date that written notice is provided of the conversion. The conversion of the Notes may result in substantial dilution to the interest of other holders of the Class A Common Stock.

  The following table illustrates the number of shares of Class A Common Stock the Company would be required to issue upon conversion of the Notes at an assumed conversion price of the closing sale price of $5.64 per share of the Class A Common Stock on April 20, 2001, and the resulting percentage of the Company's total shares of Class A Common Stock outstanding after such conversion. The table also illustrates the number of shares of Class A Common Stock the Company would be required to issue assuming (i) an increase of 25%, 50% and 75% in the assumed conversion price; and (ii) decreases of 25%, 50% and 75% in the assumed conversion price.

                                     Number of Shares of Class A
     Assumed Conversion Price Per    Common Stock Issuable Upon  Percentage of Common Stock
     Share of Class A Common Stock           Conversion             After Conversion (1)
     -----------------------------   --------------------------- --------------------------
     $9.87 (+75%)                            12,664,640                      13%
     $8.46 (+50%)                            14,775,414                      15%
     $7.05 (+25%)                            17,730,496                      18%
     $5.64                                   22,163,121                      21%
     $4.23 (-25%)                            29,550,827                      26%
     $2.82 (-50%)                            44,326,241                      35%
     $1.41 (-75%)                            88,652,482                      52%

--------
(1) Calculated based on 31,146,465 shares of Class A Common Stock and 50,975,624.2 shares of Class B Common Stock (which is convertible into shares of Class A Common Stock on a one for one basis) issued and outstanding as of April 20, 2001.

  The Notes accrue interest at a rate of 7.5% per annum beginning on April 2, 2001 and payable semi-annually beginning six months after the date of issuance or upon conversion or redemption. The Notes mature five years from the date of issuance, at which time such Notes that have not been redeemed or converted at the Company's option are payable in full.

  The Company may elect to convert the Notes into shares of Class A Common Stock as described above. In addition, the Company may at any time elect to redeem any or all of the Notes, in whole or in part, for cash equal to the outstanding principal plus accrued and unpaid interest. The Company may not reduce the outstanding principal amount of the Notes below 60% of the original outstanding principal amount of such Notes, unless the Company redeems or converts into shares of Class A Common Stock the entire remaining outstanding principal amount of the Notes.

  The Company may not enter into a merger, consolidation or a sale of all or substantially all of the Company's assets, unless the Company is the surviving entity or the surviving or transferree entity expressly assumes all of the Company's obligations in connection with the Notes and the Indenture dated January 11, 2001 by and among the Company and American Stock Transfer & Trust Company (the "Indenture") by entering into a supplemental indenture.

  The holders of the Notes have no rights as stockholders of the Company unless and until such holder's Notes have been converted into shares of Class A Common Stock. Notes will be deemed converted into shares of Class A Common Stock when notice of conversion is mailed in accordance with the Indenture.

  The terms of the Notes and the Indenture are complex and only briefly summarized in this proxy statement. Stockholders wishing further information concerning the rights, preferences and terms of the Notes are referred to the Stipulation of Settlement regarding the settlement of the class action lawsuit dated January 11, 2001 filed as an exhibit to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2001.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ISSUANCE OF SHARES OF CLASS A COMMON STOCK UPON CONVERSION OF 7 1/2% SERIES A UNSECURED NOTES TO BE ISSUED TO CLASS MEMBERS PURSUANT TO THE SETTLEMENT AGREEMENT.

                                  PROPOSAL 7

         TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE
          COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR

  The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of PricewaterhouseCoopers LLP.

  Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Independent Auditors Fees and Other Matters

 Audit Fees

  PricewaterhouseCoopers LLP billed the Company an aggregate of $791,742 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during Fiscal Year 2000.

 Financial Information Systems Design and Implementation Fees

  PricewaterhouseCoopers LLP did not render any professional services to the Company and its affiliates for Fiscal Year 2000 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

 All Other Fees

  PricewaterhouseCoopers LLP billed the Company an aggregate of $1,268,065 in fees for other services rendered to the Company and its affiliates for Fiscal Year 2000.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

Stockholder Proposals

  Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders (the "2002 Annual Meeting") must be received by the Company at its principal offices, 8000 Towers Crescent Drive, Vienna, Virginia 22182 not later than January 25, 2002 for inclusion in the proxy materials for the 2002 Annual Meeting. The Company suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company.

  If a stockholder of the Company wishes to present a proposal before the 2002 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice by April 10, 2002. If a stockholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                          By Order of the Board of Directors,

                                          Sanju K. Bansal,
                                          Vice Chairman, Executive Vice
                                           President, Chief Operating Officer
                                           and Secretary

May 25, 2001

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

                                                                     Appendix A

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                         OF MICROSTRATEGY INCORPORATED

                           (AS AMENDED AND RESTATED)

Purpose:

  The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of MicroStrategy Incorporated and its subsidiaries (the "Company"), to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

  In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

Membership:

  The Audit Committee will consist of at least two (2) members of the Board, all of whom shall be independent directors, in accordance with the rules of the New York Stock Exchange. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors.

Responsibilities of the Audit Committee:

  The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

  1. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

  2. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

  3. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

  4. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

  5. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

  6. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

  7. Based upon its discharge of its responsibilities pursuant to items three through six above and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

  8. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

  9. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

  10. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

  11. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

  12. The Audit Committee shall meet privately at least once per year with:
(i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.

Meetings:

  The Audit Committee will meet at least four (4) times each year. The Audit Committee may establish its own schedule that it will provide to the Board of Directors in advance.

  The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

Reports:

  The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors' meeting at which those recommendations are presented.

Minutes:

  The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                                     * * *

  This Charter was duly adopted and approved by the Board of Directors of MicroStrategy Incorporated on September 15, 1997. This Charter was duly amended by the Board of Directors of MicroStrategy Incorporated on July 3, 2000.

                                                                     Appendix B

                          MICROSTRATEGY INCORPORATED
                             AMENDED AND RESTATED

                            1999 STOCK OPTION PLAN

1. Purpose

  The purpose of this 1999 Stock Option Plan (the "Plan") of MicroStrategy Incorporated, a Delaware corporation (the "Company"), is to enhance the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2. Eligibility

  All of the Company's employees, officers, directors (including directors who are not employees of the Company), consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3. Administration, Delegation

  (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

  (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

  (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4. Stock Available for Awards

  (a) Number of Shares. Subject to adjustment under Section 6 (except as such provisions relate to stock splits effected prior to May 11, 2000), Awards may be made under the Plan for up to 23,500,000 shares of Class A Common Stock, $0.001 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

  (b) Per-Participant Limit. Subject to adjustment under Section 6, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

5. Stock Options

  (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Non-statutory Stock Option".

  (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of
Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

  (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

  (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

  (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

  (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

    (1) in cash or by check, payable to the order of the Company;

    (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

    (3) to the extent permitted by the Board, in its sole discretion, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

    (4) to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

    (5) by any combination of the above permitted forms of payment.

  (g) Buyout Provisions. The Board may at any time offer to purchase for a payment in cash, promissory note or shares of Common Stock, an Option previously granted, based on such terms and conditions as the Board shall establish and communicate to the Participant at the time that such offer is made.

6. Adjustments for Changes in Common Stock and Certain Other Events

  (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iv) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this
Section 6(a) applies and Section 6(c) also applies to any event, Section 6(c) shall be applicable to such event, and this Section 6(a) shall not be applicable. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

  (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Award granted under the Plan at the time of the grant of such Award.

  (c) Acquisition Events

  (1) Definition. An "Acquisition Event" shall mean:

    (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

    (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

  (2) Effect on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any definitive agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all of the then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event, and will terminate immediately prior to the occurrence of the Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to the outstanding Options held by such Participant (whether or not exercisable), exceeds (B) the aggregate exercise price of such Options. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition

Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

7. General Provisions Applicable to Awards

  (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

  (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

  (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

  (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator or guardian may exercise rights under the Award.

  (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

  (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-statutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

  (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

  (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

8. Miscellaneous

  (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

  (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

  (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated by the Board as subject to Section 162(m) of the Code by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

  (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m) of the Code, no Award granted after the date of such amendment to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

  (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                          Approved by the Board of Directors
                                           on April 17, 2001.

                                          Approved by the Stockholders on
                                              ,   .

                                                                     Appendix C

                          MICROSTRATEGY INCORPORATED
                             AMENDED AND RESTATED

                  1997 STOCK OPTION PLAN FOR FRENCH EMPLOYEES

  1. Purposes of the Plan. The purposes of this Amended and Restated 1997 Stock Option Plan for French Employees are:

  .to attract and retain the best available personnel for positions of substantial responsibility,

  .to provide additional incentive to French Employees, and

  .to promote the success of the Company's business and the business of its French subsidiary.

  Options shall be granted under the Plan at the discretion of the Administrator and as reflected in the terms of Option Agreements, and are intended to qualify for preferred treatment under French tax laws.

  2. Definitions. As used herein, the following definitions shall apply:

    (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan.

    (b) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under French corporate, securities, and tax laws, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any country or jurisdiction where Options are, or will be, granted under the Plan.

    (c) "Board" means the Board of Directors of the Company.

    (d) "Code" means the Internal Revenue Code of 1986, as amended.

    (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

    (f) "Common Stock" means the common stock of the Company.

    (g) "Company" means MicroStrategy Incorporated, a Delaware corporation.

    (h) "Director" means a member of the Board.

    (i) "Disability" means total and permanent disability, as defined under Applicable Laws.

    (j) "Employee" means any person employed by a Subsidiary in a salaried position, who does not own more than 10% of the voting power of all classes of stock of the Company, or any Parent or Subsidiary, and who is a resident of the Republic of France.

    (k) "Fair Market Value" means, as of any date, the dollar value of Common Stock determined as follows:

      (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the Nasdaq Stock Market, its Fair Market Value shall be the average quotation price for the last 20 days preceding the date of determination for such stock (or the average closing bid for such 20 day period, if no sales were reported) as quoted on such exchange or system and reported in The Wall Street Journal or such other source as the Administrator deems reliable;

      (ii) If the Common Stock is quoted on the Nasdaq Stock Market (but not on the Nasdaq National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for the last 20 days preceding the date of determination; or

      (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

    (l) "Option" means a stock option granted pursuant to the Plan.

    (m) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

    (n) "Optioned Stock" means the Common Stock subject to an Option.

    (o) "Optionee" means a person eligible to participate in the Plan pursuant to Section 5 and who holds an outstanding Option.

    (p) "Plan" means this MicroStrategy Incorporated Amended and Restated 1997 Stock Option Plan for French Employees.

    (q) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

    (r) "Subsidiary" means any participating subsidiary of the Company located in the Republic of France.

  3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is eight hundred thousand (800,000) Shares. However, at no time shall the total number of Options outstanding which may be exercised for newly issued Shares of Common Stock exceed that number equal to one-third of the Company's voting stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If any Optioned Stock is to consist of reacquired Shares, such Optioned Stock must be purchased by the Company prior to the date of grant of the corresponding Option and must be reserved and set aside for such purpose.

  If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant under the Plan (unless the Plan has terminated).

  4. Administration of the Plan.

    (a) Procedure. The Plan shall be administered by the Board or a Committee.

    (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

      (i) to determine Fair Market Value;

      (ii) to select the persons to whom Options may be granted hereunder;

      (iii) to determine whether and to what extent Options are granted hereunder;

      (iv) to determine the number of Shares to be covered by each Option granted hereunder;

      (v) to approve forms of agreement for use under the Plan;

      (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions may include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

      (vii) to construe and interpret the terms of the Plan;

      (viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

      (ix) to modify or amend each Option (subject to Section 14(c) of the Plan);

      (x) to authorize any person to execute on behalf of the Company or a Subsidiary any instrument required to effect the grant of an Option previously granted by the Administrator;

      (xi) to determine the terms and restrictions applicable to Options;
    and

      (xii) to make all other determinations deemed necessary or advisable for administering the Plan.

    (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

    (d) Reporting to the Stockholders' Meeting. The Company shall annually report to its stockholders the number of shares subject to, the exercise price of and number of Shares acquired upon exercise of Options granted hereunder.

  5. Eligibility. Options may be granted only to Employees; provided, however, that the President Directeur General, the Directeur General and other directors who are also Employees of a participating Subsidiary may be granted Options. An individual who has been granted an Option may, if otherwise eligible, be granted additional Options.

  6. Limitations. Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuing the Optionee's employment relationship with the Company.

  7. Term of Plan. The Plan shall become effective as of the date of its adoption by the Board. It shall continue in effect until five years from the date of its adoption, unless terminated earlier under Section 14 of the Plan.

  8. Term of Option. The term of each Option shall be as stated in the Option Agreement; provided, however, that the maximum term of an Option shall not exceed ten (10) years from the date of grant of the Option.

  9. Option Exercise Price and Consideration.

    (a) Exercise Price. The exercise price for the Shares to be issued pursuant to exercise of an Option shall be one hundred percent (100%) of the Fair Market Value on the date the Option is granted. The exercise price shall not be modified while the Option is outstanding.

    (b) Vesting and Exercisability. As used herein, the term "vested" shall mean that portion of an Option, if any, that the Optionee shall be entitled to retain (as set forth below and subject in all cases to the vested portion becoming exercisable) in the event that the Optionee ceases to be an Employee prior to the expiration of the Option. As used herein, the term "exercisable" shall mean that portion of an Option, if any, that the Optionee shall be then entitled, from time to time, to exercise as set forth more fully below.

      (i) Vesting.

        (A) Options granted hereunder shall vest in accordance with the following schedule: (i) no portion of an Option shall be vested prior to the second anniversary of its Vesting Commencement Date (as such term is defined in the Option Agreement); (ii) forty percent (40%) of the Option shall be vested on the second anniversary of the Vesting Commencement Date; (iii) thereafter, twenty percent (20%) of the Option shall be vested on each subsequent anniversary of the Vesting Commencement Date, if during such period Optionee has not ceased to be an Employee (such that an Option granted hereunder shall be vested in full on the fifth anniversary of its Vesting Commencement Date).

        (B) An Optionee shall be entitled to retain the vested portion of an Option, in the event the Optionee ceases to be an Employee, for the period set forth in Section 10 below. No vested portion of any Option may be exercised until it is otherwise exercisable, as provided below.

      (ii) Exercisability.

        (A) No portion of any Option shall be exercisable, whether or not vested, until the earliest to occur of the following events (each an "Event of Exercisability"): (i) the date immediately following the closing of the initial firm commitment underwritten public offering of common stock of the Company; (ii) immediately prior to the occurrence of any Change in Control of the Company; or (iii) the date 78 months following the Option's date of grant.

        (B) In the event that an Event of Exercisability shall occur, the entire vested portion of the Option shall in such event be exercisable; thereafter, this Option shall become exercisable as, and to the extent that, it becomes vested.

    (c) Restriction on Sale. The Shares subject to this Option may not be transferred, assigned or hypothecated in any manner otherwise than by will or by the laws of descent or distribution before the date three years after the second anniversary of the Vesting Commencement Date.

    (d) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist of:

      (i) cash or check (denominated in U.S. Dollars);

      (ii) wire transfer (denominated in U.S. Dollars);

      (iii) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

      (iv) any combination of the foregoing methods of payment.

  10. Exercise of Option.

    (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan, but may not be exercised for a fraction of a Share. An Option shall be deemed exercised when:

      (i) the Subsidiary or the Company receives written notice of exercise (in accordance with the Option Agreement and in the form attached hereto as Exhibit A) from the person entitled to exercise the Option, accompanied by full payment for the Shares with respect to which the Option is exercised;

      (ii) the Subsidiary or the Company receives a written subscription agreement to the Shares (in accordance with the Option Agreement and in the form attached hereto as Exhibit B) from the person entitled to exercise the Option.

  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan, and shall be deemed to be definitively made upon receipt of the payment by the Company or the Subsidiary. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue to the Optionee (or cause to be issued) such Shares promptly after the Option is exercised and after full payment, as indicated above, is received by the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

  Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

    (b) Termination of Employment. In the event an Optionee ceases to be an Employee (other than upon the Optionee's death), the Optionee may exercise his or her Option to the extent that the Option was vested at the date of such termination and to the extent that the Optionee is or becomes entitled to exercise the Option after termination, but only within such period of time as is determined by the Administrator at the time of grant, and in no event later than the expiration of the term of such Option as set forth in the Option Agreement. To the extent that the Option was not vested at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

    (c) Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the deceased Optionee's Option by bequest or inheritance may exercise the Option to the extent that the Option was vested at the date of death and to the extent such estate or person is or becomes entitled to exercise the Option after the Optionee's death, but only within six (6) months following the date of death, and in no event later than the expiration of the term of such Option as set forth in the Option Agreement. To the extent that the Option was not vested at the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

  11. Non-Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

  12. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

    (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

    (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

    (c) Merger or Asset Sale. Subject to the following sentence, in the event of a merger of the Company with or into another corporation, the sale of substantially all of the assets of the Company or a Change in Control, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In such event, if the successor corporation does not agree to assume the Option or to substitute an equivalent option, then the Option shall be deemed vested and exercisable to the extent of the greater of (i) 40% of the number of shares subject to the Option or (ii) the number of shares then vested immediately prior to the occurrence of the Change of Control pursuant to the provisions of Section 1 of the Option Agreement between the Company and Optionee. Such Options shall terminate to the extent such Options are not vested and exercised immediately prior to the occurrence of the Change in Control. For the purposes of this paragraph, the Option shall be considered assumed if, immediately following the merger, sale of assets or Change in Control, the Option confers right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger, sale of assets or Change in Control was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the Optionee, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger, sale of assets or Change in Control.

    (d) Definition of "Change in Control". For purposes of this Section 9, a "Change in Control" means the happening of any of the following:

      (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

      (ii) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

      (iii) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the stockholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

  13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

  14. Amendment and Termination of the Plan.

    (a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

    (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Laws.

    (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and a representative of the Administrator.

  15. Conditions Upon Issuance of Shares.

    (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws, including, without limitation, the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required under Applicable Laws.

  16. Liability of Company.

    (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Option shall be void with respect to such excess Optioned Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 14(b) of the Plan. In the event more than one Option is granted which exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Options shall be void as set forth in the preceding sentence on a pro rata basis.

  17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                                          Approved by the Board of Directors
                                           on April 17, 2001.

                                          Approved by the Stockholders on
                                               ,   .

PROXY                                                                      PROXY

                           MICROSTRATEGY INCORPORATED

     Proxy for the Annual Meeting of Stockholders to be held June 21, 2001 This Proxy is Solicited on Behalf of the Board of Directors of the Company

          The undersigned, revoking all prior proxies, hereby appoint(s) Michael
J. Saylor, Eric F. Brown and Jonathan F. Klein, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of MicroStrategy Incorporated (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Marriott Dulles Airport, 45020 Aviation Drive, Dulles, Virginia 20166 on Thursday, June 21, 2001 at 9:00 a.m., local time, and at any adjournment thereof (the "Meeting").

          In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting.

          This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

  PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.


1.   To elect the following six (6) directors (except as
     marked below) for the ensuing year.
                                                                       5.   Approval of the issuance of shares of Class A
     Nominees: Michael J. Saylor, Sanju K. Bansal, Frank A.                 Common Stock upon (i) exchange of Series
               Ingari, Jonathan J. Ledecky, John W.                         A Convertible Preferred Stock and (ii) upon
               Sidgmore, Ralph S. Terkowitz                                 conversion of 530 shares of Series A Convertible
                                                                            Preferred Stock and shares of Series B Convertible
                                                                            Preferred Stock, Series C Convertible Preferred Stock
     [ ]  FOR all nominees      [ ] WITHHOLD authority                      and Series D Convertible Preferred Stock to be
                                                                            issued in exchange for shares of Series A Convertible
     [ ]  FOR all nominees except the following                             Preferred Stock (including shares of Class A Common
                                                                            Stock issuable in lieu of cash dividends thereon).
          nominee(s): __________________
                                                                            For       Against      Abstain
2.   Approval of the Amended and Restated 1999 Stock
     Option Plan, as set forth in the accompanying                          [ ]       [ ]          [ ]
     Proxy Statement.
                                                                       6.   Approval of the issuance of shares of
     For       Against      Abstain                                         Class A Common Stock upon conversion of
                                                                            7 1/2% Series A Unsecured Notes to be
     [ ]       [ ]          [ ]                                             issued to class members pursuant to the settlement
                                                                            agreement among the Company, certain of the
3.   Approval of the Amended and Restated 1997 Stock                        Company's officers and directors and plaintiffs'
     Option Plan for French Employees, as set forth in the                  counsel, approved by the United States District Court
     accompanying Proxy Statement.                                          for the Eastern District of Virginia on April 2, 2001.

     For       Against      Abstain                                         For       Against      Abstain

     [ ]       [ ]          [ ]                                             [ ]       [ ]          [ ]

4.   Approval of the issuance of shares of Class A Common              7.   Ratification of selection of PricewaterhouseCoopers
     Stock upon conversion of shares of the Series A Convertible            LLP as the Company's independent auditors for the
     Preferred Stock and as dividends thereon.                              current fiscal year.

                                                                            For       Against      Abstain

     For       Against      Abstain
     [_]       [_]          [_]

     [ ]       [ ]          [ ]


NOTE: Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

Signature:_________________ Date:_____  Signature:__________________ Date:______